As filed with the Securities and Exchange Commission on March 10, 2014

Registration No. 333-192515

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Memorial Production Partners LP

Memorial Production Finance Corporation

(and the subsidiaries identified below in the Table of Subsidiary Guarantor Registrants)

(Exact name of registrant as specified in its charter)

Delaware Delaware	1311 1311	90-0726667 46-2003356
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1301 McKinney, Suite 2100

Houston, Texas 77010

(713) 588-8300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kyle N. Roane

Vice President, General Counsel and Corporate Secretary

Memorial Production Partners GP LLC

1301 McKinney, Suite 2100

Houston, Texas 77010

Telephone: (713) 588-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Goodgame

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Telephone: (713) 220-8144

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered in this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No
Memorial Production Operating LLC	Delaware	45-2483686
Columbus Energy, LLC	Delaware	13-4361529
WHT Energy Partners LLC	Delaware	27-5069964
WHT Carthage LLC	Delaware	27-5069964
Rise Energy Operating, LLC	Delaware	45-3363346
Rise Energy Minerals, LLC	Delaware	27-1375507
Rise Energy Beta, LLC	Delaware	27-1375570
Memorial Energy Services LLC	Delaware	90-0726667
Memorial Midstream LLC	Texas	90-0726667
Prospect Energy, LLC	Colorado	90-0726667

* The address for each registrant’s principal executive office is 1301 McKinney, Suite 2100, Houston, Texas 77010, and the telephone number for each registrant’s principal executive office is (713) 588-8300.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 10, 2014

PROSPECTUS

Memorial Production Partners LP

Memorial Production Finance Corporation

Offer to Exchange

Up to $300,000,000 of 7 5/8% Senior Notes due 2021

That Have Been Registered under the Securities Act of 1933

For

Up to $300,000,000 of 7 5/8% Senior Notes due 2021

That Have Not Been Registered under the Securities Act of 1933

Terms of the New 7 5/8% Senior Notes due 2021 Offered in the Exchange Offer:

•

The terms of the notes offered hereby (the “new notes”) are identical to the terms of our outstanding notes that were issued on October 10, 2013 (our “old notes”), except that the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•	We are offering to exchange, for up to $300,000,000 of our old notes, new notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

•	We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2014, unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period ending on the earlier of                             , 2014 and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. Please read “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March        , 2014.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus or in the documents incorporated by reference herein, is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Memorial Production Partners LP, 1301 McKinney, Suite 2100, Houston, Texas 77010, (713) 588-8300. To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days prior to the expiration of the exchange offer.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;

•	ability to replace the reserves we produce through drilling and property acquisitions;

•	drilling locations;

•	oil and natural gas reserves;

•	technology;

•	realized oil and natural gas prices;

•	production volumes;

•	lease operating expenses;

•	general and administrative expenses;

•	future operating results;

•	cash flows and liquidity;

•	ability to procure drilling and production equipment;

•	ability to procure oil field labor;

•	planned capital expenditures and the availability of capital resources to fund capital expenditures;

•	ability to access capital markets;

•	marketing of oil and natural gas;

•	expectations regarding general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	expectations regarding governmental regulation and taxation;

•	expectations regarding distributions and distribution rates;

•	expectations regarding developments in oil-producing and natural-gas producing countries; and

•	plans, objectives, expectations and intentions.

These types of statements, other than statements of historical fact included in this prospectus, are forward-looking statements. These forward-looking statements may be found in “Summary,” “Risk Factors” and other sections of this prospectus and the documents incorporated by reference in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements discuss future expectations, contain projections of results of operations or of financial condition or include other “forward-looking” information. These forward-looking statements involve risks and uncertainties. Important factors that could cause our actual results or financial condition to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•	our ability to generate sufficient cash to make payments on the notes;

•	our substantial future capital requirements, which may be subject to limited availability of financing;

ii

•	the uncertainty inherent in the development and production of oil and natural gas and in estimating reserves;

•	our need to make accretive acquisitions or substantial capital expenditures to maintain our declining asset base;

•	our ability to access funds on acceptable terms, if at all, because of the terms and conditions governing our indebtedness;

•	potential shortages of drilling and production equipment;

•	potential difficulties in the marketing of, and volatility in the prices for, oil and natural gas;

•	uncertainties surrounding the success of our secondary and tertiary recovery efforts;

•	competition in the oil and natural gas industry;

•	general political and economic conditions, globally and in the jurisdictions in which we operate;

•	the impact of legislation and governmental regulations, including those related to climate change, hydraulic fracturing and our status as a partnership for federal income tax purposes;

•	the risk that our hedging strategy may be ineffective or may reduce our income;

•	the cost and availability of insurance as well as operating risks that may not be covered by an effective indemnity or insurance;

•	actions of third-party co-owners of interest in properties in which we also own an interest;

•	risks related to potential acquisitions, including our ability to make acquisitions on favorable terms or to integrate acquired properties; and

•	other risks and uncertainties described in “Risk Factors” in this prospectus and the documents incorporated by reference herein.

The forward-looking statements contained in this prospectus and the documents incorporated in this prospectus by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and the documents incorporated in this prospectus by reference are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the events or circumstances described in any forward-looking statement will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in the “Risk Factors” section of this prospectus and elsewhere in this prospectus, including the documents incorporated by reference herein. All forward-looking statements speak only as of the date on which they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

NAMES OF ENTITIES

As used in this prospectus, unless we indicate otherwise:

•	The “Partnership,” “we,” “our,” “us” or like terms refer to Memorial Production Partners LP individually and collectively with its subsidiaries, as the context requires;

•	the “co-issuer” refers to Memorial Production Finance Corporation;

•	“our general partner” refers to Memorial Production Partners GP LLC, our general partner; and

•	“Memorial Resource” refers collectively to Memorial Resource Development LLC and its subsidiaries other than the Partnership.

iii

SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus and the information incorporated by reference in this prospectus for a more complete understanding of our business and terms of this offering, as well as the tax and other considerations that are important to you, before making an investment decision. You should pay special attention to the “Risk Factors” section beginning on page 8 of this prospectus and the risk factors described under the heading “Risk Factors” included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus. In this prospectus, we refer to the notes to be issued in the exchange offer as the “new notes,” the notes issued on October 10, 2013 as the “old notes” and the notes issued in exchange for notes issued on April 17, 2013 and May 23, 2013 as the “existing registered notes.” References to the “notes” include the new notes, the old notes and the existing registered notes, unless the context otherwise requires.

Memorial Production Partners LP

We are a Delaware limited partnership formed in April 2011 by Memorial Resource to own, acquire and exploit oil and natural gas properties in North America. Our assets consist primarily of producing oil and natural gas properties and are located in Texas, Louisiana, Colorado, Wyoming, New Mexico and offshore Southern California. Most of our oil and natural gas properties are located in large, mature oil and natural gas reservoirs with well-known geologic characteristics and long-lived, predictable production profiles and modest capital requirements. As of December 31, 2013:

•	Our total estimated proved reserves were approximately 1,015 Bcfe, of which approximately 60% were natural gas and 61% were classified as proved developed reserves;

•

We produced from 2,866 gross (1,663 net) producing wells across our properties, with an average working interest of 58%, and the Partnership or Memorial Resource is the operator of record of the properties containing 94% of our total estimated proved reserves; and

•	Our average net production for the three months ended December 31, 2013 was 167.7 MMcfe/d, implying a reserve-to-production ratio of approximately 17 years.

Our principal executive offices are located at 1301 McKinney, Suite 2100, Houston, Texas 77010, and our phone number is (713) 588-8300. Our website address is www.memorialpp.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

The Exchange Offer

On October 10, 2013, we completed a private offering of old notes. We entered into a registration rights agreement with the initial purchasers in the private offering pursuant to which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer on or before April 17, 2014. The following is a summary of the exchange offer.

Old Notes	On October 10, 2013, we issued $300 million aggregate principal amount of 7 5/8% senior notes due 2021.

New Notes	7 5/8% senior notes due 2021. The terms of the new notes are identical to the terms of the old notes, except that, like the existing registered notes, the new notes are registered under the Securities Act of 1933, as amended, or the Securities Act, and will not have restrictions on transfer, registration rights or provisions for additional interest.

Exchange Offer	We are offering to exchange up to $300 million aggregate principal amount of the new notes for an equal amount of our old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on April , 2014, unless we decide to extend it.

Conditions to the Exchange Offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered. Please read “Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Outstanding Notes	To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. These procedures for using DTC’s Automated Tender Offer Program, or ATOP, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC confirms that:

•	DTC has received instructions to exchange your notes; and

•	you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “—Procedures for Tendering” and “Description of Notes—Book-Entry, Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date of the exchange offer. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date of the exchange offer and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain U.S. Federal Income Tax Considerations.”

Exchange Agent	We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: U.S. Bank National Association, Corporate Trust Services, EP-MN-WS2N, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Specialized Finance. Eligible institutions may make requests by facsimile at (651) 466-7372 and may confirm facsimile delivery by calling (651) 466-5129.

Terms of the New Notes

The new notes will be identical to the old notes, except that, like the existing registered notes, the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this document entitled “Description of Notes.”

Issuers	Memorial Production Partners LP and Memorial Production Finance Corporation.

Memorial Production Finance Corporation, a Delaware corporation, is a wholly-owned subsidiary of Memorial Production Partners LP that has no material assets and was formed for the purpose of being a co-issuer of the notes.

Securities Offered	$300,000,000 aggregate principal amount of 7 5/8% senior notes due 2021, registered under the Securities Act. The old notes and the new notes, as well as the existing registered notes, will be treated as a single class of securities under the indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase.

Maturity	May 1, 2021.

Interest	Interest on the new notes will accrue at a rate of 7 5/8% per annum and will be payable semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on November 1, 2013.

Ranking	Like the old notes, the new notes will be our senior unsecured obligations. Accordingly, they will rank:

•	equally in right of payment to all of the issuers’ existing and future senior unsecured indebtedness, including the existing registered notes;

•

effectively junior in right of payment to all of the issuers’ existing and future secured indebtedness, including indebtedness under our senior secured revolving credit facility, to the extent of the value of the assets securing such indebtedness;

•	structurally junior to all existing and future indebtedness and other liabilities of any non-guarantor subsidiaries; and

•	senior in right of payment to all the issuers’ existing and future subordinated indebtedness.

Guarantees	Each of our existing subsidiaries (other than the co-issuer and certain immaterial subsidiaries) will fully and unconditionally guarantee, jointly and severally, the new notes if and so long as such entity guarantees (or is an obligor with respect to) indebtedness (other than the notes) in excess of a de minimis amount. Not all of our future subsidiaries will be required to become guarantors. If we cannot make payments on the new notes when they are due, the guarantors must make them instead. Please read “Description of Notes—Note Guarantees.”

Each guarantee will rank:

•	equally in right of payment to all existing and future senior unsecured indebtedness of the guarantor, including the guarantees of the existing registered notes;

•

effectively junior in right of payment to all existing and future secured indebtedness of the guarantor, including its guarantee of indebtedness under our senior secured revolving credit facility, to the extent of the value of the assets securing such indebtedness; and

•	senior in right of payment to any future subordinated indebtedness of the guarantor.

Optional Redemption	The issuers will have the option to redeem all or a portion of the new notes, on any one or more occasions, after May 1, 2017, at the redemption prices described in this prospectus under the heading “Description of Notes—Optional Redemption,” together with any accrued and unpaid interest to, but not including, the date of redemption. Before May 1, 2017, the issuers may redeem all or any part of the new notes at the makewhole price set forth under “Description of Notes—Optional Redemption.” In addition, before May 1, 2016, the issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the new notes, but in an amount not greater than the net proceeds of an equity offering at a redemption price of 107.625% of the principal amount of the new notes, plus any accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the new notes issued under the indenture governing the new notes remains outstanding immediately after such redemption and the redemption occurs within 180 days after the closing date of such equity offering. Please read “Description of Notes—Optional Redemption.”

Change of Control	If a change of control event occurs, each holder of new notes may require us to repurchase all or a portion of its new notes for cash at a price equal to 101% of the aggregate principal amount of such notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants	The indenture governing the new notes contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

•	pay distributions on, purchase or redeem our units or purchase or redeem subordinated debt;

•	make certain investments;

•	incur or guarantee additional indebtedness or issue certain types of equity securities;

•	create or incur certain liens;

•	sell assets;

•	consolidate, merge or transfer all or substantially all of our assets;

•	enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

•	engage in transactions with affiliates; and

•	create unrestricted subsidiaries.

These covenants are subject to a number of important qualifications and limitations. In addition, most of the covenants will be terminated before the new notes mature if both of two specified ratings agencies assign the new notes an investment grade rating in the future and no event of default exists under the indenture governing the new notes. See “Description of Notes—Certain Covenants.”

Transfer Restrictions; Absence of a Public Market for the Notes	The new notes generally will be freely transferable and will trade interchangeably with the existing registered notes. We do not intend, however, to apply for a listing of the notes on any securities exchange or any automated dealer quotation system. In addition, neither we nor any initial purchaser of any notes has any obligation to make a market in any notes, and any market-making activities may be discontinued at any time without notice. Therefore, we cannot assure you as to the development or continuation of an active market for the notes or as to the liquidity of any such market.

Form of Exchange Notes	The new notes will be represented initially by one or more global notes. The global new notes will be deposited with the trustee, as custodian for DTC.

Trustee, Registrar and Exchange Agent	U.S. Bank National Association.

Governing Law	The new notes and the indenture governing the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

Same-Day Settlement	The global new notes will be shown on, and transfers of the global new notes will be effected only through, records maintained in book entry form by DTC and its direct and indirect participants. The new notes are expected to trade in DTC’s Same Day Funds Settlement System until maturity or redemption. Therefore, secondary market trading activity in the new notes will be settled in immediately available funds.

You should refer to the section entitled “Risk Factors” beginning on page 8 for an explanation of certain risks of investing in the new notes and participating in the exchange offer.

Ratio of Earnings to Fixed Charges

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a combined historical basis.

	Year Ended December 31,
	2013 (1)	2012 (1)	2011 (1)	2010 (1)	2009 (1)
Ratio of earnings to fixed charges	1.4x	3.4x	11.2x	1.6x	—	(2)

(1)	Amounts have been retrospectively revised to give effect to common control acquisitions that the Partnership has consummated since its initial public offering in December 2011.
(2)	Earnings were inadequate to cover fixed charges by $0.4 million for the year ended December 31, 2009.

For the purpose of computing the ratio of earnings to fixed charges, the term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized; (b) preference security dividend requirements of consolidated subsidiaries; and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

RISK FACTORS

Investing in the new notes involves risk. Before taking part in the exchange offer, you should carefully consider the risk factors discussed or incorporated by reference in this prospectus, together with all of the other information included, or incorporated by reference, in this prospectus or to which we refer you, including the risk factors and other cautionary statements described under the heading “Risk Factors” included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Related to Investing in the New Notes

Our leverage and debt service obligations may adversely affect our financial condition, results of operations, business prospects and our ability to make payments on the notes.

We have, and after the consummation of this exchange offer will continue to have, a substantial amount of indebtedness. As of December 31, 2013, we had approximately $792 million of total indebtedness, including the notes, and additional borrowing capacity of $742 million under our senior secured revolving credit facility. The terms and conditions governing our indebtedness, including the notes and senior secured revolving credit facility:

•

require us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities and could limit our flexibility in planning for or reacting to changes in our business and the industry in which we operate;

•	increase our vulnerability to economic downturns and adverse developments in our business;

•

limit our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness;

•	place restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

•	place us at a competitive disadvantage relative to competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness;

•	make it more difficult for us to satisfy our obligations under the notes or other debt and increase the risk that we may default on our debt obligations; and

•	limit management’s discretion in operating our business.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. We cannot be certain that our cash flow will be sufficient to allow us to pay the principal and interest on our debt, including the notes, and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets, borrow more money or raise equity. We may not be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all. Our ability to comply with the financial and other restrictive covenants in our indebtedness will be affected by the levels of cash flow from our operations and future events and circumstances beyond our control. Failure to comply with these covenants would result in an event of default under our indebtedness, and such an event of default could adversely affect our business, financial condition and results of operations.

Availability under our senior secured revolving credit facility is determined semi-annually, as well as upon the occurrence of certain events, by the lenders in their sole discretion, based primarily on reserve reports that reflect our lenders’ projections of future commodity prices at such time. Significant declines in natural gas, NGL or oil prices may result in a decrease in our borrowing base. The lenders can unilaterally adjust the borrowing base and the borrowings permitted to be outstanding under our senior secured revolving credit facility. Any increase in the borrowing base requires the consent of all the lenders. Outstanding borrowings in excess of the borrowing base must be repaid immediately, or we must pledge other properties as additional collateral. We do not currently have any substantial unpledged properties, and we may not have the financial resources in the future to make any mandatory principal prepayments required under our senior secured revolving credit facility.

We may not be able to generate enough cash flow to meet our debt obligations.

We expect our earnings and cash flow to vary significantly from year to year due to the cyclical nature of our industry. As a result, the amount of debt that we can service in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and commitments, including the notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt, including the notes. Many of these factors, such as oil and natural gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control.

If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt;

•	selling assets;

•	reducing or delaying capital investments; or

•	seeking to raise additional capital.

However, we cannot assure you that undertaking alternative financing plans, if necessary, would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financing, could materially and adversely affect our ability to make payments on the notes and our business, financial condition and results of operations.

We distribute all of our available cash to our unitholders after reserves established by our general partner, which may limit the cash available to service the notes or repay them at maturity.

Subject to the limitations on restricted payments contained in the indenture governing the notes and in our senior secured revolving credit facility, we will distribute all of our “available cash” each quarter to our unitholders. “Available cash” is defined in our partnership agreement.

As a result, we may not accumulate significant amounts of cash. These distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes.

The notes and the guarantees are unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness.

The notes and the guarantees will be general unsecured senior obligations ranking effectively junior in right of payment to all of our existing and future secured debt and that of each guarantor, including obligations under our senior secured revolving credit facility, to the extent of the value of the assets securing such debt. As of December 31, 2013, we had approximately $103 million outstanding under our senior secured revolving credit facility, with approximately $742 million of additional borrowing capacity under our senior secured revolving credit facility.

If we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or of the guarantor will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing that debt before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our other unsecured indebtedness that does not rank junior to the notes, including all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our senior secured revolving credit facility bear interest at variable rates and expose us to interest rate risk. If interest rates increase and we are unable to effectively hedge our interest rate risk, our debt service obligations on the variable rate indebtedness would increase even if the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease. If interest rates on our senior secured revolving credit facility increased by 1%, cash interest expense for the year ended December 31, 2013 would have increased by approximately $1.0 million after taking into account the effects of our interest rate derivative contracts.

Despite our current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to certain limitations, including under our senior secured revolving credit facility and under the indenture for the notes. If new debt is added to our current debt levels, the related risks that we now face could increase. Our level of indebtedness could, for instance, prevent us from engaging in transactions that might otherwise be beneficial to us or from making desirable capital expenditures. This could put us at a competitive disadvantage relative to other less leveraged competitors that have more cash flow to devote to their operations. In addition, the incurrence of additional indebtedness could make it more difficult to satisfy our existing financial obligations, including those relating to the notes.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain change of control events, we would be required to offer to repurchase all or any part of the notes then outstanding for cash at 101% of the principal amount plus accrued and unpaid interest, if any. The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from our operations or other sources, including:

•	borrowings under our senior secured revolving credit facility or other sources;

•	sales of assets; or

•	sales of equity.

We cannot assure you that sufficient funds would be available at the time of any change of control to repurchase your notes after first repaying any of our senior debt that may exist at the time. In addition, restrictions under our senior secured revolving credit facility will not allow such repurchases and additional credit facilities we enter into in the future also may prohibit such repurchases. We cannot assure you that we can obtain waivers from the lenders. Additionally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations.

A Delaware court has held that a provision similar to the change of control put right that is in the indenture for the notes may not be enforceable if it is used to improperly limit the ability of equity owners to effect a change of control.

The Chancery Court of Delaware has held in a reported decision that a provision in an indenture requiring a majority of board of directors of the company issuing the notes be “continuing directors” could breach the fiduciary duties of the board of directors and be unenforceable if improperly used to prevent shareholders from effecting a change of control of the company. Under the continuing director provision, a majority of the board of directors must be “continuing directors” defined as either (i) a director on the date of the indenture or (ii) a director whose election to the board of directors was approved by (x) a majority of the continuing directors or (y) a person or group of related persons holding a majority of the voting interests of our general partner. Under the court’s decision, a decision by a board of directors not to approve dissident shareholder nominees as continuing directors and to allow a change of control to occur would be subject to enhanced fiduciary duties typically applied in corporate change of control disputes. If the directors did not properly discharge those fiduciary duties, the change of control put right could be unenforceable by the holders of the notes. As a result, the ability of the holders of notes to enforce the continuing director provision in situations in which the provision acted to impede a change of control would be subject to the enhanced judicial scrutiny of the actions by our directors not to approve the director nominees whose election caused the provision to be invoked.

A guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on the subsidiary guarantor to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, any guarantee of the notes can be voided, or claims under the guarantee may be subordinated to all other debts of the guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which such guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A court may find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of the guarantee. If a court were to void a guarantee, you would no longer have a claim against that guarantor. Absent further findings from the court, you would, however, retain your claim against the remaining entities. Sufficient funds to repay the notes may not be available from other sources, if any. In addition, the court might direct you to repay any amounts that you already received from such guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

A guarantee may also be voided, without regard to the above factors, if a court finds that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

The indenture contains a provision intended to limit each guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. Such provision may not be effective to protect the guarantee from being voided under fraudulent transfer law.

A financial failure by us or an affiliated entity may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities or in the non-consensual modification of the terms of the notes.

A financial failure by us or an affiliated entity could affect payment of the notes if a bankruptcy court were to substantively consolidate us and our operating subsidiaries. If a bankruptcy court substantively consolidated us and an affiliated entity, the consolidated assets of the entities would become subject to the claims of creditors of all entities. This would expose holders of notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the potentially larger creditor base. Furthermore, forced restructuring of the notes could occur through the “cram-down” provisions of the bankruptcy code. Under these provisions, the notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

There is no established market for the notes.

The new notes generally will be freely transferable and will trade interchangeably with the existing registered notes. We do not intend, however, to apply for a listing of the notes on any securities exchange or any automated dealer quotation system. In addition, neither we nor any initial purchaser of any notes has any obligation to make a market in any notes, and any market-making activities may be discontinued at any time without notice. Therefore, we cannot assure you as to the development or continuation of an active market for the notes or as to the liquidity of any such market.

The market value of the notes may be subject to substantial volatility.

Historically, the market for high-yield debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions will not adversely affect the prices at which you may sell your notes. As has been evident in connection with the recent turmoil in global financial markets, the entire high-yield debt market can experience sudden and sharp price swings, which can be exacerbated by factors such as (1) large or sustained sales by major investors in high-yield debt, (2) a default by a high profile issuer or (3) simply a change in investors’ psychology regarding high-yield debt. A real or perceived economic downturn or higher interest rates could cause a decline in the market value of the notes. Moreover, if one of the major rating agencies lowers its credit rating on us or the notes, the market value of such notes will likely decline. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or, in the event you are able to sell your notes, that the price that you receive when you sell will be favorable.

Many of the covenants contained in the indenture will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s and no default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s provided at such time no default has occurred and is continuing. The covenants restrict, among other things, our ability to pay distributions on our common units, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force. See “Description of Notes—Certain Covenants.”

Our general partner does not have any liability for the notes.

The indenture governing the notes provides that our general partner will have no liability for our obligations under the notes. Accordingly, if we and the guarantors are unable to make payments on the notes, you will be unable to recover against our general partner.

Because we are a holding company, we are financially dependent on receiving distributions from our subsidiaries.

We are a holding company and our assets consist primarily of the equity interests in our operating subsidiaries. Our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution of assets of any entity in which we own an equity interest will be subject to prior claims of the entity’s creditors upon the entity’s liquidation or reorganization. However, we may ourselves be a creditor with recognized claims against this entity, but our claims would still be subject to the prior claims of any secured creditor of this entity and of any holder of indebtedness of this entity that is senior to that held by us. Accordingly, a holder of our debt securities, including holders of the notes, may be deemed to be effectively subordinated to those claims.

Risks Related to the Exchange Offer

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless our registration rights agreement with the initial purchasers of the old notes require us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of such old notes outstanding.

The consummation of the exchange offer may not occur.

We are not obligated to complete the exchange offer under certain circumstances. See “Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their new notes, during which time those holders of old notes will not be able to effect transfers of their old notes tendered in the exchange offer.

You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the new notes.

If you tender your old notes for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. In addition, if you are a broker-dealer that receives new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such new notes.

Risks Related to Our Partnership Structure

Control of our general partner may be transferred to a third party without consent, which could affect our strategic direction and liquidity.

Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, our partnership agreement does not restrict the ability of Memorial Resource from transferring all or a portion of its ownership interest in our general partner to a third party. The new owner of our general partner would then be in a position to replace the board of directors and officers of our general partner with their own choices and thereby influence the decisions made by the board of directors and officers.

In addition, unless otherwise agreed, we would be required to repay the amounts outstanding under our senior secured revolving credit facility upon the occurrence of any change of control described therein. We may not have sufficient funds available or be permitted by our other debt instruments to fulfill these obligations upon such occurrence.

The tax treatment of publicly traded partnerships could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present U.S. federal income tax treatment of publicly traded partnerships, including us, may be modified by administrative, legislative or judicial interpretation at any time. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be applied retroactively and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes that is not taxable as a corporation, affect or cause us to change our business activities, affect the tax considerations of an investment in us and change the character or treatment of portions of our income. From time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that would adversely affect the tax treatment of certain publicly traded partnerships. We are unable to predict whether any of these changes, or other proposals, will ultimately be enacted. Any such changes could cause a material reduction in our anticipated cash flow, which could materially and adversely affect our ability to make payments on the notes and our other debt obligations and could cause a reduction in the value of the notes.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

At the closing of the offering of the old notes, we, the co-issuer and the guarantors entered into a registration rights agreement with the initial purchasers pursuant to which we and the guarantors agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

•	file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes, and

•	use commercially reasonable efforts to have the exchange offer completed on or before April 17, 2014.

Upon the SEC’s declaring the exchange offer registration statement effective, we agreed to offer the new notes in exchange for surrender of the old notes. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days.

For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest is paid on the surrendered old note. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities, other than old notes acquired directly from us or one of our affiliates.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

•	will not be able to rely on the interpretation of the staff of the SEC,

•	will not be able to tender its old notes in the exchange offer, and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under “—Procedures for Tendering—Your Representations to Us.”

We further agreed to file with the SEC a shelf registration statement to register for public resale old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

•	the exchange offer is not permitted by applicable law or SEC policy;

•	the exchange offer is for any reason not consummated on or before April 17, 2014 and the old notes are not freely tradable prior to that date; or

•	prior to April 17, 2014, any holder notifies us that:

•	the holder is prohibited by applicable law or SEC policy from participating in the exchange offer;

•

the holder may not resell the new notes acquired in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder; or

•	the holder is a broker-dealer and holds old notes acquired directly from us or one of our affiliates that are not freely tradable, and such holder cannot participate in the exchange offer.

We have agreed to use commercially reasonable efforts to cause any shelf registration statement to be declared effective by the SEC (or automatically become effective under the Securities Act) on or before the 90th day after the date the shelf registration statement was filed. We refer to the date the shelf registration statement is required to be filed as the “shelf filing deadline.” The shelf filing deadline shall be 20 business days after the later of (i) the date we receive notice of the above circumstances by any holder and (ii) the first to occur of (a) the date that we deliver the new notes to the registrar under the indenture of the new notes in the same aggregate principal amount as the aggregate principal amount of the old notes that were tendered by the holders of the old notes pursuant to an exchange offer and (b) April 17, 2014. We have also agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective from the date on which the shelf registration statement is declared effective by the SEC until the earlier of the first anniversary of the effective date of such shelf registration statement and such time as all notes covered by the shelf registration statement have been sold or are freely tradable. We refer to this period as the “shelf effectiveness period.”

The registration rights agreement provides that, in the event (i) the exchange offer is not consummated on or prior to April 17, 2014, (ii) a shelf registration statement, if required, is not declared effective (or does not automatically become effective) on or prior to the 90th calendar day following any shelf filing deadline, or (iii) any required shelf registration statement ceases to remain effective or becomes unusable in connection with resale for more than 30 calendar days (each such event referred to in clauses (i) through (iii) above, a “Registration Default”), the interest rate on the old notes will be increased by 0.25% per annum for the first 90-day period immediately following April 17, 2014 and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum, until the earlier of the completion of the exchange offer or until no Registration Default is in effect, at which time the increased interest shall cease to accrue and shall be reduced to the original interest rate of the old notes.

Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with any shelf registration statement and to provide comments on any shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement.

If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement that includes this prospectus.

Except as set forth above, after consummation of the exchange offer, holders of old notes that are the subject of the exchange offer will have no registration or exchange rights under the registration rights agreement. Please read “—Consequences of Failure to Exchange.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in a principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $300,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to DTC, as the sole registered holder of old notes, and to its direct participants whom we can identify as holding old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section “—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on April     , 2014, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion, to:

•	delay accepting for exchange any old notes,

•	extend the exchange offer, or

•	terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the issuance of the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in “Summary—The Exchange Offer.”

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates registered in the name of the nominee of DTC. We have confirmed with DTC that the old notes may be tendered using the ATOP procedures. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Determinations under the Exchange Offer

We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as soon as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, the distribution of the new notes;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made through the applicable procedures of DTC; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount or plus any bond premium, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a combined historical basis.

	Year Ended December 31,
	2013 (1)	2012 (1)	2011 (1)	2010 (1)	2009 (1)
Ratio of earnings to fixed charges	1.4x	3.4x	11.2x	1.6x	—	(2)

(1)	Amounts have been retrospectively revised to give effect to common control acquisitions that the Partnership has consummated since its initial public offering in December 2011.
(2)	Earnings were inadequate to cover fixed charges by $0.4 million for the year ended December 31, 2009.

For the purpose of computing the ratio of earnings to fixed charges, the term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized; (b) preference security dividend requirements of consolidated subsidiaries; and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the “Partnership” refers only to Memorial Production Partners LP and not to any of its Subsidiaries, and the words “Finance Corp.” refer solely to Memorial Production Finance Corporation. The term “Issuers” refers to the Partnership and Finance Corp., collectively. References to the “notes” in this section of the prospectus include (i) the notes issued in exchange for notes issued on April 17, 2013 and May 23, 2013, which we refer to as the existing registered notes, (ii) the notes issued on October 10, 2013, which we refer to as the old notes, and (iii) the new notes offered hereby, unless the context otherwise requires.

The Issuers will issue the new notes, and issued the old notes, under an indenture dated as of April 17, 2013, among themselves, the Guarantors and U.S. Bank National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture and all references to “holders” in this description are to registered holders of notes.

If the exchange offer contemplated by this prospectus is consummated, holders of old notes who do not exchange those notes for new notes in the exchange offer will vote together with holders of new notes and existing registered notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes and existing registered notes, and the holders of such old notes and the new notes and existing registered notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes and existing registered notes then outstanding.

Brief Description of the Notes and the Note Guarantees

The New Notes

Like the old notes, the new notes will be:

•	general unsecured obligations of the Issuers;

•	pari passu in right of payment with all existing and future senior Indebtedness of either of the Issuers, including the existing registered notes;

•	senior in right of payment to any future subordinated Indebtedness of either of the Issuers; and

•	unconditionally guaranteed by the Guarantors on a senior unsecured basis.

However, the new notes, like the existing registered notes and the old notes, will be effectively subordinated to all borrowings of Memorial Production Operating LLC under the Credit Agreement, which is secured by substantially all of the assets of the Issuers and the Guarantors and guaranteed by the Partnership. See “Risk Factors—Risks Related to Investing in the New Notes—The notes and the guarantees are unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness.”

The New Note Guarantees

Initially, the new notes, like the old notes, will be guaranteed by all of the Partnership’s Domestic Subsidiaries (other than Finance Corp. and San Pedro Bay Pipeline Company, a 51.75%-owned, immaterial Subsidiary (“San Pedro Bay”)) on a senior unsecured basis. In the future, San Pedro Bay and other Restricted Subsidiaries of the Partnership that are not Guarantors will be required to guarantee the notes under the circumstances described below under “—Certain Covenants—Additional Note Guarantees.”

Each guarantee of the new notes, like each guarantee of the old notes, will be:

•	a general unsecured obligation of the Guarantor;

•	pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including the guarantees of the existing registered notes; and

•	senior in right of payment to any future subordinated Indebtedness of that Guarantor.

However, the guarantees are effectively subordinated to all borrowings of Memorial Production Operating LLC under the Credit Agreement, which is secured by substantially all of the assets of the Issuers and the Guarantors and guaranteed by the Partnership, and structurally subordinated to all indebtedness and other liabilities of any of our future Subsidiaries that do not guarantee the notes. See “Risk Factors—Risks Related to Investing in the New Notes—The notes and the guarantees are unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness.”

Currently, all of the Partnership’s Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Partnership may designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” The Partnership’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

Principal, Maturity and Interest

The Issuers have issued $300.0 million in aggregate principal amount of old notes. In addition to the new notes offered hereby, the Issuers may issue additional notes under the indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The existing registered notes, the old notes, the new notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers may issue notes only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on May 1, 2021.

Interest on the notes accrues at the rate of 7 5/8% per annum and is payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2013. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuers will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

Interest on the new notes will accrue from the last interest payment date on which interest is paid on the surrendered old notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made, without penalty, on the next succeeding Business Day with the same force and effect as if made on such interest payment date.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Partnership, the Issuers will pay all principal of, and interest and premium, if any, on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Partnership or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders are required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

Note Guarantees

Like the existing registered notes and the old notes, the new notes will be guaranteed by all of the Partnership’s Domestic Subsidiaries (other than Finance Corp. and San Pedro Bay) on a senior unsecured basis. In the future, San Pedro Bay and other Restricted Subsidiaries of the Partnership that are not Guarantors will be required to guarantee the notes under the circumstances described below under “—Certain Covenants—Additional Note Guarantees.” These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Note Guarantees from being voided in bankruptcy. See “Risk Factors—Risks Related to Investing in the New Notes—A guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on the subsidiary guarantor to satisfy claims.” Currently, San Pedro Bay is not a Guarantor, the guarantor of any other Indebtedness of either Issuer or any Guarantor or an obligor of any Indebtedness under any Credit Facility.

A Guarantor may not sell or otherwise dispose of, in one or a series of related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Partnership or another Guarantor, unless:

(1)	immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and the indenture pursuant to a supplemental indenture or other agreement in form reasonably satisfactory to the trustee; or

(b)	such transaction or series of transactions does not violate the “Asset Sales” provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Partnership or a Restricted Subsidiary of the Partnership, if the sale or other disposition does not violate the “Asset Sales” provisions of the indenture;

(2)	in connection with any sale or other disposition of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Partnership or a Restricted Subsidiary of the Partnership, if the sale or other disposition does not violate the “Asset Sales” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Partnership as a result of the sale or other disposition;

(3)	if the Partnership designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)	upon legal defeasance or covenant defeasance as provided below under the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the indenture as provided below under the caption “—Satisfaction and Discharge”;

(5)	upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing;

(6)	at such time as such Guarantor ceases to Guarantee (or be an obligor with respect to) any Indebtedness (other than the notes) of either of the Issuers or any other Guarantor in excess of the De Minimis Guaranteed Amount; or

(7)	upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to either of the Issuers or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolving or otherwise ceasing to exist.

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to May 1, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes (including, without limitation, additional notes, if any) issued under the indenture, but in an amount not greater than the net cash proceeds of an Equity Offering by the Partnership, upon notice as provided in the indenture, at a redemption price equal to 107.625% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date); provided that:

(1)	at least 65% of the aggregate principal amount of notes (including, without limitation, additional notes, if any) originally issued under the indenture (excluding notes held by the Partnership and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 180 days of the date of the closing of such Equity Offering.

At any time prior to May 1, 2017, the Issuers may on any one or more occasions redeem all or a part of the notes, upon notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs and the penultimate paragraph under “—Repurchase at the Option of Holders—Change of Control,” the notes will not be redeemable at the Issuers’ option prior to May 1, 2017.

On or after May 1, 2017, the Issuers may on any one or more occasions redeem all or a part of the notes, upon notice as provided in the indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 1of the years indicated below:

Year	Percentage
2017	103.813%
2018	101.906%
2019 and thereafter	100.000%

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes. The Issuers may at any time and from time to time purchase notes in the open market or otherwise, in each case without any restriction under the indenture.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a cash tender offer (“Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Partnership will offer a payment in cash (“Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes repurchased to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Partnership will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Partnership will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Partnership will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

Promptly following the expiration of the Change of Control Offer, the Partnership will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Partnership will, on the Change of Control Purchase Date:

(1)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Partnership.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Partnership will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The provisions described above that require the Partnership to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Partnership repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Partnership will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Partnership and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Partnership has made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Partnership and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Partnership to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Partnership and its Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that upon consummation of a Change of Control Offer less than 10% of the aggregate principal amount of the notes (including, without limitation, additional notes, if any) that were originally issued are held by holders other than the Partnership or Affiliates thereof, the Issuers will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date.

The provisions under the indenture relative to the Partnership’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified or terminated with the consent of the holders of a majority in principal amount of the notes (including, without limitation, additional notes, if any) then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) prior to the occurrence of such Change of Control.

Asset Sales

The Partnership will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Partnership (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the aggregate consideration received in the Asset Sale by the Partnership or a Restricted Subsidiary and all other Asset Sales since the date of the indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Partnership’s most recent consolidated balance sheet, of the Partnership or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Partnership or such Restricted Subsidiary from or indemnifies against further liability (or in lieu of such absence of liability, the acquiring Person or its parent company agrees to indemnify and hold the Partnership or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed liabilities accompanied by the posting of a letter of credit (issued by a commercial bank that has an Investment Grade Rating) in favor of the Partnership or such Restricted Subsidiary for the full amount of such liabilities and for so long as such liabilities remain outstanding unless such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating) at the time the indemnity is entered into);

(b)	with respect to any Asset Sale of oil and gas properties by the Partnership or any of its Restricted Subsidiaries, any agreement by the transferee (or an Affiliate thereof) to pay all or a portion of the costs and expenses related to the exploration, development, completion or production of such properties and activities related thereto; and

(c)	any securities, notes or other obligations received by the Partnership or any Restricted Subsidiary from such transferee that are, within 90 days of the Asset Sale, converted by the Partnership or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Partnership (or any Restricted Subsidiary) may apply such Net Proceeds at its option to any combination of the following:

(1)	to repay, redeem or repurchase any Senior Debt;

(2)	to invest in or acquire Additional Assets; or

(3)	to make capital expenditures in respect of the Partnership’s or any Restricted Subsidiaries’ Oil and Gas Business.

The requirement of clause (2) or (3) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Partnership (or any Restricted Subsidiary) with a Person other than a Restricted Subsidiary within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Partnership (or any Restricted Subsidiary) may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within five days thereof, the Partnership will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis (based on principal amounts of notes and pari passu Indebtedness (or, in the case of pari passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered), the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Partnership or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of notes, the trustee will select the notes to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate), based on the principal amounts tendered (with such adjustments as may be deemed appropriate by the Partnership so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Partnership may satisfy the foregoing obligation with respect to any Excess Proceeds by making an Asset Sale Offer prior to the expiration of the relevant 360 day period or with respect to Excess Proceeds of $20.0 million or less.

The provisions under the indenture relative to the Partnership’s obligation to make an offer to repurchase the notes as a result of an Asset Sale may be waived or modified with the written consent of a majority in principal amount of the outstanding notes (including, without limitation, additional notes, if any).

The Partnership will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sales” provisions of the indenture, the Partnership will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sales” provisions of the indenture by virtue of such compliance.

The Credit Agreement contains, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. The exercise by the holders of notes of their right to require the Partnership to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Partnership. In the event a Change of Control or Asset Sale occurs at a time when the Partnership is prohibited from purchasing notes, the Partnership could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Partnership does not obtain a consent or repay those borrowings, the Partnership will remain prohibited from purchasing notes. In that case, the Partnership’s failure to purchase tendered notes would constitute an Event of Default under the indenture, which could, in turn, constitute a default under the other indebtedness. Finally, the Partnership’s ability to pay cash to the holders of notes upon a repurchase may be limited by the Partnership’s then existing financial resources. See “Risk Factors—Risks Related to Investing in the New Notes—We may not be able to repurchase the notes upon a change of control.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or covenant defeasance of the notes or a satisfaction and discharge of the indenture. The notice of redemption with respect to the redemption described in the second paragraph under the heading “Optional Redemption” need not set forth the Applicable Premium but only the manner of calculation thereof. The Partnership will notify the trustee of the Applicable Premium with respect to any such redemption promptly after the calculation, and the trustee shall not be responsible for such calculation. Notices of redemption, including, without limitation, upon an Equity Offering, may, at the Partnership’s discretion, be subject to one or more conditions precedent, including, without limitation, completion of the related Equity Offering.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note.

Notes or portions thereof called for redemption without condition will become due on the date fixed for redemption. Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Certain Covenants

Changes in Covenants if Notes Rated Investment Grade

If on any date following the date of the indenture:

(1)	the notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Partnership, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Partnership as a replacement agency);

(2)	no Default or Event of Default shall have occurred and be continuing; and

(3)	the Issuers have delivered to the trustee an officers’ certificate certifying to the foregoing provisions of this paragraph,

The Partnership and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described below under the following captions in this description of notes:

(a)	“—Repurchase at the Option of Holders—Asset Sales”;

(b)	“—Certain Covenants—Restricted Payments”;

(c)	“—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(d)	“—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(e)	clause (4) of the covenant described below under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(f)	“—Certain Covenants—Transactions with Affiliates”; and

(g)	“—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

There can be no assurance that the notes will ever be rated as investment grade or, if such rating is achieved, that such rating will be maintained.

Restricted Payments

The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Partnership’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Partnership or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Partnership’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Partnership and other than dividends or distributions payable to the Partnership or a Restricted Subsidiary of the Partnership);

(2)	repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Partnership) any Equity Interests of the Partnership or any direct or indirect parent of the Partnership other than through the exchange therefor solely of Equity Interests (other than Disqualified Stock) of the Partnership and other than any acquisition or retirement for value from, or payment to, the Partnership or any Restricted Subsidiary of the Partnership;

(3)	make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding (a) any intercompany Indebtedness between or among the Partnership and any of its Restricted Subsidiaries and (b) the repurchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund or other payment obligation due within one year of the date of such repurchase or other acquisition or retirement for value), except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4), other than any such action that is a Permitted Payment (as defined below), being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(I)	if the Fixed Charge Coverage Ratio for the Partnership’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 2.25 to 1.0, such Restricted Payment, together with (without duplication of amounts included in (e) below) the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (11) of the next succeeding paragraph) with respect to the fiscal quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a)	Available Cash with respect to the Partnership’s preceding fiscal quarter; plus

(b)

100% of the aggregate net proceeds, and the Fair Market Value of any Capital Stock of Persons engaged primarily in the Oil and Gas Business or any other assets that are used or useful in the Oil and Gas Business, in each case received by the Partnership since the Measurement Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Partnership (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Partnership); plus

(c)	to the extent that any Restricted Investment that was made after the Measurement Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d)	the net reduction in Restricted Investments resulting from dividends, distributions, redemptions or repurchases, proceeds of sales or other dispositions thereof, interest payments, repayments of loans or advances, or other transfers of assets (including transfers as a result of merger or liquidation), in each case to the Partnership or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash for any period commencing on or after Measurement Date (items (b), (c) and (d) being referred to as “Incremental Funds”); minus

(e)	the aggregate amount of Incremental Funds previously expended pursuant to this clause (I) and clause (II) below; or

(II)	if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 2.25 to 1.0, such Restricted Payment, together with (without duplication of amounts included in (a) or (b) below) the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (11) of the next succeeding paragraph) with respect to the fiscal quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (II) meaning only distributions on the Partnership’s common and subordinated units plus the related distribution to the General Partner), is less than the sum, without duplication, of:

(a)	$120.0 million, less the aggregate amount of all prior Restricted Payments made by the Partnership and its Restricted Subsidiaries pursuant to this clause (II)(a) since the Measurement Date; plus

(b)	Incremental Funds to the extent not previously expended pursuant to this clause (II) or the immediately preceding clause (I) of this paragraph.

The preceding provisions will not prohibit any of the following actions (together with the transactions expressly excluded from clauses (1), (2) and (3) of the first paragraph of this covenant, each a “Permitted Payment”):

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Partnership) of, Equity Interests of the Partnership (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Partnership; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (I)(b) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture;

(3)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Partnership to the holders of its Equity Interests on a pro rata basis;

(4)	the repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value of Indebtedness of the Partnership or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee or any Disqualified Stock of the Partnership out or with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(5)	so long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Partnership or any Restricted Subsidiary of the Partnership held by any current or former officer, director or employee of the Partnership, any of its Restricted Subsidiaries or the General Partner pursuant to any equity subscription agreement, equity option agreement, unitholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount), plus (a) the cash proceeds received by the Partnership or any of its Restricted Subsidiaries from sales of Equity Interests of the Partnership to employees or directors of the Partnership or the General Partner that occur after the date of the indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clauses (I)(b) or (II)(b) of the first paragraph of this covenant), plus (b) the cash proceeds of key man life insurance policies received by the Partnership or any of its Restricted Subsidiaries after the date of the indenture, less (c) the amount of Permitted Payments previously effected by using amounts specified in the foregoing clauses (a) and (b);

(6)	the repurchase or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise, conversion or exchange of units or other equity options, warrants, incentives or other rights to acquire Equity Interests to the extent such Equity Interests represent a portion of the exercise, conversion or exchange price of those unit or other equity options or other rights and any repurchase or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise, conversion or exchange of units or other equity options, warrants, incentives or other rights to acquire Equity Interests;

(7)	the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Partnership or any Restricted Subsidiary of the Partnership representing fractional units of such Equity Interests in connection with a merger or consolidation involving the Partnership or such Restricted Subsidiary or any other transaction permitted by the indenture;

(8)	any payments in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the indenture not to exceed $5.0 million in the aggregate after the date of the indenture;

(9)	so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Partnership or any Preferred Stock of any Restricted Subsidiary of the Partnership issued on or after the date of the indenture in accordance with the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(10)	payments of cash, dividends, distributions, advances or other Restricted Payments by the Partnership or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional units upon (i) the exercise of options or warrants, incentives or other rights to acquire Equity Interests or (ii) the exercise, conversion or exchange of Equity Interests of any such Person;

(11)

the purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated or junior in right of payment to the notes or any Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated or junior Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated or junior Indebtedness in the event of an Asset Sale, in each case, plus accrued and unpaid interest thereon, in connection with any change of control offer or prepayment offer required by the terms of such Indebtedness, but only if:

(a)	in the case of a Change of Control, the Partnership has first complied with and fully satisfied its obligations described under the caption “—Repurchase at the Option of Holders —Change of Control”; or

(b)	in the case of an Asset Sale, the Partnership has complied with and fully satisfied its obligations in accordance with the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales”; and

(12)	so long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, any Restricted Payment, which when combined with the outstanding amount of all other Restricted Payments effected pursuant to this clause (12), does not exceed $5.0 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Partnership or any of its Restricted Subsidiaries, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend paid within 60 days after the date of declaration will be determined as of such date of declaration. The Fair Market Value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined in accordance with the definition of that term. For purposes of determining compliance with this “Restricted Payments” covenant, (x) in the event that a Restricted Payment (or payment or other transaction that, except for being a Permitted Payment or Permitted Investment, would constitute a Restricted Payment) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (12) of this covenant, or is permitted pursuant to the first paragraph of this covenant or is a Permitted Payment or Permitted Investment, the Partnership will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or other such transaction (or portion thereof) on the date made or later reclassify such Restricted Payment or other such transaction (or portion thereof) in any manner that complies with this covenant; and (y) in the event a Restricted Payment is made pursuant to clause (I) or (II) of the first paragraph of this covenant, the Partnership will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.

For purposes of this covenant and the definition of “Permitted Investments,” a contribution, sale or incurrence will be deemed to be “substantially concurrent” if the related Restricted Payment or purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal or acquisition of assets or Capital Stock occurs within 120 days before or after such contribution, sale or incurrence.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Partnership will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Partnership’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1)	the incurrence by the Partnership and any Restricted Subsidiary (whether as borrower or guarantor) of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Partnership and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $600.0 million and (ii) the sum of (x) $250.0 million and (y) 35.0% of Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence;

(2)	the incurrence by the Partnership and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by the Issuers and the Guarantors of Indebtedness represented by (a) the existing registered notes that were issued on the date of the indenture and the related Note Guarantees and (b) the Exchange Notes and the related Note Guarantees issued pursuant to any registration rights agreement;

(4)	the incurrence by the Partnership or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations or other Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price or other acquisition cost or cost of design, construction, installation, development, repair or improvement of property, plant or equipment used in the business of the Partnership or any of its Restricted Subsidiaries (together with improvements, additions, accessions and contractual rights relating primarily thereto), and any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), in an aggregate principal amount, when taken together with the outstanding amount of all other Indebtedness or Permitted Refinancing Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $25.0 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets determined at the date of such incurrence;

(5)	the incurrence by the Partnership or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock or Preferred Stock that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (5), (15) or (17) of this paragraph;

(6)	the incurrence by the Partnership or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Partnership and any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Partnership or any Guarantor is the obligor on such Indebtedness and the payee is not the Partnership or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Partnership, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Partnership or a Restricted Subsidiary of the Partnership and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Partnership or a Restricted Subsidiary of the Partnership,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Partnership or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of the Partnership’s Restricted Subsidiaries to the Partnership or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Partnership or a Restricted Subsidiary of the Partnership; and

(b)	any sale or other transfer of any such Preferred Stock to a Person that is not either the Partnership or a Restricted Subsidiary of the Partnership,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by the Partnership or any of its Restricted Subsidiaries of Hedging Obligations that are customary in the Oil and Gas Business and not for speculative purposes;

(9)	the Guarantee by the Partnership or any of the Guarantors of Indebtedness of the Partnership or a Restricted Subsidiary of the Partnership to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by the Partnership or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees issued or provided by, or for the account of, the Partnership or a Restricted Subsidiary in the ordinary course of business and any Guarantees or obligations with respect to letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;

(11)	the incurrence by the Partnership or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)	the incurrence by the Partnership or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(13)	the incurrence of any obligation arising from agreements of the Partnership or any Restricted Subsidiary of the Partnership providing for indemnification, guarantees (other than guarantees of Indebtedness), adjustment of purchase price, holdbacks, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the indenture, provided such obligation is not reflected on the face of the balance sheet of the Partnership or any Restricted Subsidiary;

(14)	the incurrence by the Partnership or any of its Restricted Subsidiaries of liability in respect of Indebtedness of any Unrestricted Subsidiary of the Partnership or any Joint Venture but only to the extent that such liability is the result of (a) the Partnership’s or any such Restricted Subsidiary’s being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (14)(a) and then outstanding does not exceed $25.0 million or (b) the pledge of (or a Guaranty limited in recourse solely to) Equity Interests in such Unrestricted Subsidiary or Joint Venture held by the Partnership or such Restricted Subsidiary to secure such Indebtedness and solely to the extent such Indebtedness constitutes Non-Recourse Debt;

(15)	the incurrence by the Partnership or its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(16)	the incurrence by the Partnership or its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Partnership and the Restricted Subsidiaries; and

(17)	the incurrence by the Partnership or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Partnership of any Disqualified Stock or by any Restricted Subsidiary of Preferred Stock in an aggregate amount (or accreted value, as applicable), when taken together with the outstanding amount of all other Indebtedness or Disqualified Stock or Preferred Stock incurred or issued pursuant to this clause (17), not to exceed the greater of (i) $50.0 million and (ii) 5.0% of Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence or issuance.

The Partnership will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Partnership or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Partnership or any Guarantor solely by virtue of being unsecured or not having the benefit of a Lien on assets, or guarantee of a Person, that benefits the other Indebtedness or having the benefit of such a Lien or guarantee ranking subordinate or junior to a Lien or guarantee benefitting the other Indebtedness.

Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness or Disqualified Stock or Preferred Stock but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness or Disqualified Stock or Preferred Stock. For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness or Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Partnership will be permitted to divide, classify and reclassify such item of Indebtedness or Disqualified Stock or Preferred Stock on the date of its incurrence or issuance, or later redivide or reclassify all or a portion of such item of Indebtedness or Disqualified Stock or Preferred Stock, in any manner (including by dividing and classifying such item of Indebtedness or Disqualified Stock or Preferred Stock in more than one type of Indebtedness or Disqualified Stock or Preferred Stock permitted under such covenant) that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date of the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt, subject to any subsequent classification or reclassification or division permitted pursuant to this paragraph.

The dollar equivalent principal amount of any Indebtedness denominated in a foreign currency and incurred pursuant to any dollar-denominated restriction on the incurrence of Indebtedness shall be calculated based on the relevant exchange rates in effect at the time of incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Partnership and the Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same term and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this covenant; provided that the amount thereof is included in Fixed Charges of the Partnership as accrued to the extent required by the definition of such term. For purposes of this covenant, (i) the accrual of an obligation to pay a premium in respect of Indebtedness or Disqualified Stock or Preferred Stock arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness or Disqualified Stock or Preferred Stock, and (ii) unrealized losses or charges in respect of Hedging Agreements (including those resulting from the application of FASB ASC Topic No. 815, Derivatives and Hedging) will, in the case of (i) or (ii), not be deemed to be an incurrence of Indebtedness or Disqualified Stock or Preferred Stock. Further, the accounting reclassification of any obligation or Disqualified Stock or Preferred Stock of the Partnership or any of its Restricted Subsidiaries as Indebtedness or Disqualified Stock or Preferred Stock will not be deemed an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

The “amount” or “principal amount” of any Indebtedness or Preferred Stock or Disqualified Stock outstanding at any time of determination as used herein shall be as set forth below or, if not set forth below, determined in accordance with GAAP:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person;

(4)	in the case of any Capital Lease Obligation, the amount determined in accordance with the definition thereof;

(5)	in the case of any Preferred Stock, (x) if other than Disqualified Stock, the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price or (y) if Disqualified Stock, as specified in the definition thereof;

(6)	in the case of any Interest Rate Agreements included in the definition of “Permitted Debt,” zero;

(7)	in the case of all other unconditional obligations, the amount of the liability thereof determined in accordance with GAAP; and

(8)	in the case of all other contingent obligations, the maximum liability at such date of such Person.

For purposes of determining any particular amount of Indebtedness, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of “Permitted Debt” and the letters of credit relate to other Indebtedness, then the amount of such other Indebtedness equal to the face amount of such letters of credit shall not be included. If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

Liens

The Partnership will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Note Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with the Indebtedness so secured (or, in the case of Indebtedness subordinated to the notes or any Note Guarantee, prior or senior thereto, with the same relative priority as the notes or Note Guarantee shall have with respect to such subordinated Indebtedness) until such time as such Indebtedness is no longer secured by a Lien. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to the Partnership or any of its Restricted Subsidiaries, or pay any indebtedness owed to the Partnership or any of its Restricted Subsidiaries; provided that (i) the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to pay or make dividends or distributions on Capital Stock for purposes of this covenant and (ii) the subordination of indebtedness owed to the Partnership or any Restricted Subsidiary to other indebtedness incurred by any Restricted Subsidiary shall not be deemed a restriction on the ability to pay indebtedness;

(2)	make loans or advances to the Partnership or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Partnership or any Restricted Subsidiary to other Indebtedness incurred by the Partnership or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)	sell, lease or transfer any of its properties or assets to the Partnership or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture, as determined in good faith by the Partnership;

(2)	the indenture, the notes and the Note Guarantees;

(3)	agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees or the Credit Agreement as in effect on the date of the indenture, as determined in good faith by the Partnership;

(4)	applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(5)	any instrument governing Indebtedness or Capital Stock or other agreement of a Person acquired (including by merger or consolidation), or the assets of which are acquired, by the Partnership or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock or other agreement was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)	customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;

(7)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined in good faith by the Partnership;

(10)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Certain Covenants—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, shareholders’ agreements, partnership agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Board of Directors of the Partnership or in the ordinary course of business, which limitation is applicable only to the assets or property that is the subject of such agreements;

(12)	any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition;

(13)	encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth requirements imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(14)	any Preferred Stock issued by a Restricted Subsidiary of the Partnership; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary of the Partnership to pay dividends or make any other distributions on its Equity Interests (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Equity Interests);

(15)	in the case of any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) any such encumbrance or restriction will not materially affect the Partnership’s ability to make principal or interest payments on the notes, as determined in good faith by the Partnership;

(16)	Oil and Gas Hedging Contracts or Interest Rate Agreements permitted from time to time under the indenture;

(17)	encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, taken as a whole, detract from the value of, or from the ability of the Partnership and its Restricted Subsidiaries to realize the value of, property or assets of the Partnership or any Restricted Subsidiary in any manner material to the Partnership or any Restricted Subsidiary, as determined in good faith by the Partnership; provided that such encumbrances or restrictions will not materially affect the Partnership’s ability to make principal or interest payments on the notes, as determined in good faith by the Partnership; or

(18)	any Permitted Investment.

Merger, Consolidation or Sale of Assets

Neither of the Issuers may, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not such Issuer is the survivor), or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1)	either: (a) such Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Partnership is not a corporation;

(2)	the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of such Issuer under the notes, the indenture and any registration rights agreement pursuant to a supplemental indenture or other agreement in a form reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)	in the case of a transaction involving the Partnership and not Finance Corp., immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (i) the Partnership or the Person formed by or surviving any such consolidation or merger (if other than the Partnership), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) the Fixed Charge Coverage Ratio of the Partnership or the Person formed by or surviving any such consolidation or merger (if other than the Partnership), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Partnership immediately prior to such transaction; and

(5)	such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with the indenture.

Notwithstanding the restrictions described in the foregoing clause (4), (i) any Restricted Subsidiary of the Partnership (other than Finance Corp.) may consolidate with or merge into the Partnership and (ii) the Partnership may consolidate with or merge into or dispose all or substantially all of its properties or assets to any Guarantor; and the Partnership, in the case of (i) or (ii), will not be required to comply with the preceding clause (4) in connection with any such consolidation, merger or disposition.

Notwithstanding the second preceding paragraph, the Partnership may reorganize as any other form of entity in accordance with the following procedures provided that:

(1)	the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Partnership into a form of entity other than a limited partnership formed under Delaware law;

(2)	the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3)	the entity so formed by or resulting from such reorganization assumes all the obligations of the Partnership under the notes and the indenture pursuant to a supplemental indenture or other agreement in a form reasonably satisfactory to the trustee;

(4)	immediately after such reorganization no Default (other than a Reporting Default) or Event of Default exists; and

(5)	such reorganization is not materially adverse to the holders or Beneficial Owners of the notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Partnership, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Partnership, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Partnership.

Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with the foregoing in which such Issuer is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the indenture with the same effect as if such surviving Person had been named as such Issuer in the indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s properties or assets), such Issuer will be relieved of all obligations and covenants under the indenture and the notes and any registration rights agreement.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Partnership will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Partnership (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to the Partnership or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Partnership or such Restricted Subsidiary with an unrelated Person or, if, as determined in good faith by the Partnership, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Partnership or the relevant Restricted Subsidiary from a financial point of view; and

(2)	the Partnership delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by either the conflicts committee (or other committee serving a similar function) of the Board of Directors of the Partnership (so long as the members of the conflicts committee (or other such committee) approving the Affiliate Transaction or series of related Affiliate Transactions are disinterested) or a majority of the disinterested members of the Board of Directors of the Partnership, if any.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the General Partner, the Partnership or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among the Partnership and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of the Partnership) that is an Affiliate of the Partnership solely because the Partnership owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable and customary fees and reimbursement of expenses (pursuant to indemnity agreements or otherwise) of, or provision of directors’ and officers’ liability insurance, compensation, indemnification and other benefits to, officers, directors, employees or consultants of the General Partner, the Partnership or any of its Subsidiaries;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of the Partnership to Affiliates of the Partnership;

(6)	any Permitted Investments or Restricted Payments or Permitted Payments that are permitted by the provisions of the indenture described above under the caption “—Certain Covenants—Restricted Payments”;

(7)	transactions between the Partnership or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the Partnership or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the Partnership or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

(8)	any transaction in which the Partnership or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Partnership or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(9)	(a) guarantees by the Partnership or any of its Restricted Subsidiaries of performance of obligations of the Partnership’s Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Partnership or any Restricted Subsidiary of the Partnership of (or any Guarantee by the Partnership or any Restricted Subsidiary limited in recourse solely to) Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Partnership’s Unrestricted Subsidiaries;

(10)	transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Partnership and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Partnership or such Restricted Subsidiary with an unrelated person or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case, as determined in good faith by the Partnership;

(11)	transactions (other than purchases or sales of assets) effected in accordance with the terms of (a) the Partnership Agreement, the Omnibus Agreement, the Tax Sharing Agreement and any other agreements that are described in the Issuers’ offering memorandum, dated April 12, 2013 relating to the existing registered notes issued on the date of the indenture, in each case as such agreements were in effect on the date of the indenture, (b) any amendment or replacement of any of such agreements or (c) any agreement entered into after the date of the indenture that is similar to any such agreements, so long as, in the case of clause (b) or (c), the terms of any such amendment or replacement agreement or future agreement, taken as a whole, are no less advantageous to the Partnership or no less favorable to the holders in any material respect than the agreement so amended or replaced or the similar such agreement, respectively, as determined in good faith by the Partnership;

(12)	in the case of contracts for exploring for, producing, marketing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of the indenture which are fair to the Partnership and its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case, as determined in good faith by the Partnership; and

(13)	loans or advances to employees in the ordinary course of business not to exceed $2.5 million in the aggregate at any one time outstanding.

Limitations on Finance Corp. Activities

Finance Corp. may not incur Indebtedness unless (1) the Partnership is an issuer, a co-issuer or guarantor of (or other obligor on) such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Partnership or its other Restricted Subsidiaries, used to acquire outstanding debt securities issued by the Partnership or its other Restricted Subsidiaries or used to repay Indebtedness of the Partnership or its other Restricted Subsidiaries as permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Partnership or its Restricted Subsidiaries.

Additional Note Guarantees

If, after the date of the indenture, any Restricted Subsidiary of the Partnership that is not already a Guarantor (including San Pedro Bay) Guarantees or otherwise becomes an obligor with respect to any other Indebtedness of either of the Issuers or any Guarantor in excess of the De Minimis Guaranteed Amount, then such Restricted Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 Business Days of the date on which it Guaranteed or became an obligor with respect to such Indebtedness; provided, however, that the preceding shall not apply to Subsidiaries of the Partnership that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released at such time as such Guarantor ceases to Guarantee or otherwise be an obligor with respect to any other Indebtedness of either of the Issuers or any other Guarantor in excess of the De Minimis Guaranteed Amount.

Notwithstanding the foregoing, no Foreign Subsidiary that has Guaranteed (or is otherwise an obligor of) other Indebtedness of either of the Issuers or any Guarantor in excess of the De Minimis Guaranteed Amount shall be required to execute any such supplemental indenture unless such Foreign Subsidiary has Guaranteed (or is otherwise an obligor of) other Indebtedness (including Indebtedness under a Credit Facility) of either of the Issuers or a Guarantor that is not a Foreign Subsidiary in excess of the De Minimis Guaranteed Amount.

Designation of Restricted and Unrestricted Subsidiaries

Currently, all of the Subsidiaries of the Partnership are Restricted Subsidiaries.

The Board of Directors of the Partnership may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Partnership and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to either be an Investment made as a “Restricted Payment” as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Certain Covenants—Restricted Payments” or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments or a Permitted Payment, as determined in good faith by the Partnership. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Partnership as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the Partnership giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Partnership as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Partnership will be in default of such covenant.

The Board of Directors of the Partnership may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Partnership; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Partnership of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” either as “Permitted Debt” or pursuant to the first paragraph of such covenant with the Fixed Charge Coverage Ratio calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Partnership will furnish to the holders of notes or cause the trustee to furnish to the holders of notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations applicable to an accelerated filer:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Partnership were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual report only, a report on the Partnership’s consolidated financial statements by the Partnership’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Partnership were required to file such reports.

The availability of the foregoing reports on the SEC’s EDGAR filing system will be deemed to satisfy the foregoing delivery requirements.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.

If, notwithstanding the foregoing, the SEC will not accept the Partnership’s filings for any reason, the Partnership will post the reports referred to in the preceding paragraphs on its website within the time periods applicable to an accelerated filer that would apply if the Partnership were required to file those reports with the SEC.

If the Partnership has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, are “minor” within the meaning of Rule 3-10 of Regulation S-X), then the quarterly and annual financial information required by the preceding paragraphs will include, to the extent material, a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Partnership and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Partnership.

This covenant does not impose any duty on the Partnership under the Sarbanes Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or information required by this covenant shall be deemed cured (and the Partnership shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or information as contemplated by this covenant (but without regard to the date on which such report or information is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders under “—Events of Defaults and Remedies” if the principal, interest and premium, if any, have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

In addition, for so long as any notes remain outstanding, the Issuers and the Guarantors will furnish to the holders and Beneficial Owners of the notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Partnership will be deemed to have furnished to the holders and to prospective investors the reports referred to in clauses (1) and (2) of the first paragraph of this covenant or the information referred to in the immediately preceding paragraph of this covenant if the Partnership has posted such reports or information on the Partnership Website. For purposes of this covenant, the term “Partnership Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.memorialpp.com or such other address as the Partnership may from time to time designate in writing to the Trustee.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by the Partnership for 30 days after written notice has been given, by certified mail, (1) to the Partnership by the trustee or (2) to the Partnership and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under the captions (a) “—Repurchase at the Option of Holders—Change of Control” or (b) “—Repurchase at the Option of Holders—Asset Sales”;

(4)	failure by the Issuers to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(5)	failure by the Partnership for 120 days after written notice has been given, by certified mail, (1) to the Partnership by the trustee or (2) to the Partnership and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under “—Certain Covenants—Reports”;

(6)	failure by the Partnership for 60 days after written notice has been given, by certified mail, (1) to the Partnership by the trustee or (2) to the Partnership and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of the other agreements in the indenture;

(7)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Partnership or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, and interest and premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; provided, however, if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 60 day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(8)	failure by the Partnership or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(9)	except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee in accordance with the indenture; and

(10)	certain events of bankruptcy or insolvency described in the indenture with respect to Finance Corp., the Partnership or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Partnership, any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of

Restricted Subsidiaries of the Partnership that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes.

The Issuers are required to deliver to the trustee annually an officers’ certificate regarding compliance with the indenture. Upon any Officer of the Partnership or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default within 30 days after such Officer becomes aware of the occurrence and continuance of such Default or Event of Default, unless such Default or Event of Default has been cured before the end of the 30-day period.

No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to General Partner

None of the General Partner or any past, present or future director, officer, partner, employee, incorporator, member, manager or unitholder or other owner of the Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time, at the option of their respective Boards of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2)	the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to (x) all of the covenants that are described under “—Certain

Covenants” and under “—Repurchase at the Option of Holders” (other than the covenant described in the first paragraph under “—Certain Covenants—Merger, Consolidation or Sale of Assets,” except to the extent described below), including the Partnership’s obligation to make Change of Control Offers and Asset Sale Offers, and (y) the limitations described in clause (4) of the first paragraph under “—Certain Covenants—Merger, Consolidation or Sale of Assets” (“Covenant Defeasance”) and thereafter any omission to comply with those covenants or limitations will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy or insolvency events as to the Partnership) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that

(a)	the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or

(b)	since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings, all or a portion of which are to be applied to such deposit);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Partnership or any Guarantor is a party or by which the Partnership or any Guarantor is bound;

(6)	the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)	the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or interest or premium, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (except those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except (i) a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders” or (ii) a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of the Issuers’ or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s properties or assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the notes or the Note Guarantees to any provision of the “Description of Notes” section of the Issuers’ offering memorandum dated April 12, 2013;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8)	to secure the notes or the Note Guarantees pursuant to the requirements of the covenant described above under the subheading “—Certain Covenants—Liens”;

(9)	to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the indenture;

(10)	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee; or

(11)	to provide for the reorganization of the Partnership as any other form of entity in accordance with the third paragraph of “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, the Partnership will mail to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and either an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, or interest or premium, if any, on, the notes to the date of Stated Maturity or redemption;

(2)	in respect of clause (1)(b), no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings, all or a portion of which are to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings, all or a portion of which are to be applied to such deposit);

(3)	the Issuers have paid or caused to be paid all other sums payable by the Issuers under the indenture; and

(4)	the Issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at Stated Maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture.

If the trustee becomes a creditor of an Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. In case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the old notes and the Note Guarantees are, and the new notes and the New Note Guarantees will be, governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

The new notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC). The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./ N.V, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Guarantors, the trustee nor any agent of the Issuers, the Guarantors or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Issuers or the Guarantors. Neither the Issuers, the Guarantors nor the trustee will be liable for any delay by DTC, its nominee or any Participant or Indirect Participant in identifying the beneficial owners of the notes, and the Issuers, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the Guarantors, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

(1)	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either event, the Issuers fail to appoint a successor depositary within 90 days;

(2)	the Issuers, at their option but subject to DTC’s requirements, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing an Event of Default, and DTC notifies the trustee of its decision to exchange such Global Note for Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Neither the Issuers, the Guarantors nor the trustee will be liable for any delay by DTC, its nominee or any Participant or Indirect Participant in identifying the beneficial owners of interests in Global Notes, and the Issuers, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including, without limitation, with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same-Day Settlement and Payment

The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes in the manner described above under “—Methods of Receiving Payments on the Notes.” The notes represented by the Global Notes are eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1)	any assets used or useful in the Oil and Gas Business, other than Indebtedness or Capital Stock;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Partnership or any of its Restricted Subsidiaries; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination,

(1)	the sum of:

(a)	the discounted future net revenues from proved oil and natural gas reserves of the Partnership and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Partnership’s most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i)	estimated proved oil and natural gas reserves of the Partnership and its Restricted Subsidiaries acquired since the date of such year-end reserve report, and

(ii)	estimated proved oil and natural gas reserves of the Partnership and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

(iii)	estimated proved oil and natural gas reserves of the Partnership and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report, and

(iv)	reductions in estimated proved oil and natural gas reserves of the Partnership and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (i) through (iv), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in the Partnership’s year-end reserve report) and estimated by the Partnership’s petroleum engineers or, at the Partnership’s election, any independent petroleum engineers engaged by the Partnership for that purpose;

(b)	the capitalized costs that are attributable to oil and natural gas properties of the Partnership and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Partnership’s books and records as of a date no earlier than the last day of the Partnership’s most recent quarterly or annual period for which internal financial statements are available;

(c)	the Consolidated Net Working Capital of the Partnership and its Restricted Subsidiaries as of a date no earlier than the last day of the Partnership’s most recent quarterly or annual period for which internal financial statements are available; and

(d)	the greater of:

(i)	the net book value and

(ii)	the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries)

in each case, of the Partnership and its Restricted Subsidiaries as of a date no earlier than the last day of the date of the Partnership’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Partnership shall not be required to obtain such an appraisal and only clause (d)(i) of this definition shall apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (1),

(2)	the sum of

(a)	minority interests,

(b)	any net natural gas balancing liabilities of the Partnership and its Restricted Subsidiaries as of the last day of the Partnership’s most recent annual or quarterly period for which internal financial statements are available to the extent not deducted in calculating Consolidated Net Working Capital of the Partnership and its Restricted Subsidiaries in accordance with clause (1)(c) of this definition;

(c)	to the extent included in clause (1)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Partnership’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Partnership and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

(d)	the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in clause (1)(a) above, would be necessary to fully satisfy the payment obligations of the Partnership and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Partnership changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Partnership were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)

the present value at such redemption date of (i) the redemption price of the note at May 1, 2017 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through May 1, 2017

(excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over

(b)	the principal amount of the note.

“as determined in good faith by the Partnership” means a determination made in good faith by the Board of Directors of the General Partner of the Partnership or any Officer of the Partnership involved in or otherwise familiar with the transaction for which such determination is being made, any such determination being conclusive for all purposes under the indenture.

“Asset Sale” means:

(1)	the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights by the Partnership or any of the Partnership’s Restricted Subsidiaries; and

(2)	the issuance of Equity Interests by any of the Partnership’s Restricted Subsidiaries or the sale by the Partnership or any of the Partnership’s Restricted Subsidiaries of Equity Interests in any of the Partnership’s Restricted Subsidiaries (in either case other than Preferred Stock of any Restricted Subsidiary issued in compliance with the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Partnership or a Restricted Subsidiary);

provided that, in the case of (1) or (2), the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Partnership and its Subsidiaries (including by way of a merger or consolidation) will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $10.0 million;

(2)	a transfer of assets between or among the Partnership and its Restricted Subsidiaries;

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary of the Partnership to the Partnership or to a Restricted Subsidiary of the Partnership;

(4)	the sale, lease or other disposition of products, services, inventory or accounts receivable in the ordinary course of business and any sale or other disposition of surplus, damaged, worn-out or obsolete assets (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Partnership, no longer economically practicable to maintain or useful in the conduct of the business of the Partnership and its Restricted Subsidiaries taken as whole);

(5)	the abandonment, farm-out, lease or sublease of developed or undeveloped oil or natural gas properties, or the forfeiture of such properties, owned or held by the Partnership or any of its Restricted Subsidiaries in the ordinary course of business;

(6)	licenses and sublicenses by the Partnership or any of its Restricted Subsidiaries of software, intellectual property or other general intangibles in the ordinary course of business;

(7)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

(8)	the granting, creation or incurrence of Liens not prohibited by the covenant described above under the caption “—Certain Covenants—Liens” and dispositions in connection with Permitted Liens and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of such Permitted Lien;

(9)	the sale or other disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

(10)	a disposition of assets that constitutes (or results in by virtue of the consideration received for such disposition) either a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment or a Permitted Payment;

(11)	a sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;

(12)	an Asset Swap;

(13)	dispositions of crude oil and natural gas properties (whether or not in the ordinary course of business); provided that at the time of any such disposition such properties do not have associated with them any proved reserves;

(14)	any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Partnership or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(15)	the disposition of assets or Equity Interests received in settlement of debts owing to a Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person; and

(16)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Partnership or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Partnership or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Partnership or such Restricted Subsidiary, and provided further, that any net cash or Cash Equivalents received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales” if then in effect as if the Asset Swap were an Asset Sale.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire within one year by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a limited partnership, the board of directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

So long as the Partnership is organized as a limited partnership, references to its Board of Directors are to the Board of Directors of the General Partner.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, with the amount of Indebtedness represented by such obligation being the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof being the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the date of the indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of the indenture will be deemed not to represent a Capital Lease Obligation. For purposes of the covenant described above under the caption “—Certain Covenants—Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)	marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4)	certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million or that is a lender under the Credit Agreement;

(5)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition;

(8)	with respect to any Foreign Subsidiary of the Partnership, investments denominated in local currency that are similar to the items specified in clauses (1) through (7) above; and

(9)	marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of the creation thereof.

“Cash Management Obligations” means, with respect to any Person, any obligations of such Person to any lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership (including Equity Interests of Restricted Subsidiaries) and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than any Permitted Holder;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Partnership;

(3)	until such time as the Partnership is no longer a limited partnership, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than any Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like;

(4)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than any Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Partnership, measured by voting power rather than number of shares, units or the like;

(5)	until such time as the Partnership is no longer a limited partnership, the removal of the General Partner by the limited partners in accordance with the Partnership Agreement; and

(6)	the first day on which a majority of the members of the Partnership’s Board of Directors are not Continuing Directors.

Notwithstanding the preceding, a conversion of the Partnership or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Partnership immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity or its general partner, as applicable, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person,” other than any Permitted Holder, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to any extraordinary expenses or loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such expenses or losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)	depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, abandonment expense, non-cash equity based compensation expense and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment, abandonment expense and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5)	if such Person accounts for its oil and gas operations using successful efforts or a similar method of accounting, consolidated exploration expense of such Person and its Restricted Subsidiaries; minus

(6)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

(7)	to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends; provided that:

(1)

the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of, in the case of net income, the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person, or, in the case of net loss, the amount of cash that has been contributed by the specified Person or Restricted Subsidiary to fund such loss;

(2)	the net income of any Restricted Subsidiary of such Person will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)	the cumulative effect of a change in accounting principles will be excluded;

(4)	any gain (loss), net of taxes (less all fees and expenses relating thereto), realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(5)	to the extent deducted in the calculation of Consolidated Net Income, any non-cash or other charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

(6)	any “ceiling limitation” on Oil and Gas Properties or other asset impairment writedowns on Oil and Gas Properties or other non-current assets under GAAP or SEC guidelines will be excluded; and

(7)	any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FASB ASC 815) will be excluded.

“Consolidated Net Working Capital” means (a) all current assets of the Partnership and its Restricted Subsidiaries except current assets from Oil and Gas Hedging Contracts, less (b) all current liabilities of the Partnership and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with future abandonment or asset retirement obligations relating to oil and natural gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Partnership prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Partnership who:

(1)	was a member of such Board of Directors on the date of the indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of (x) a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (y) a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) holding a majority of the Voting Stock of the General Partner.

“Credit Agreement” means that certain Credit Agreement, dated as of December 14, 2011, by and among Memorial Production Operating LLC, as borrower, the Partnership, Wells Fargo Bank, National Association, as administrative agent, and certain financial institutions, as lenders, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, debt issuances or other borrowings, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including refinancing with any capital markets transaction or otherwise by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $5.0 million.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the date on which no notes are outstanding and (b) the date on which the notes mature; provided that only the portion of Capital Stock which is mandatorily redeemable or matures or is redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock issued pursuant to any plan of the Partnership or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Partnership or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Partnership to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the Partnership may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments,” or (y) the terms of such Capital Stock provide that the Partnership may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Partnership’s purchase of the notes as is required to be purchased pursuant to the provisions of the indenture. The amount (or principal amount) of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Partnership and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Partnership that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a sale of Equity Interests of the Partnership (other than Disqualified Stock and other than to a Subsidiary of the Partnership) made for cash on a primary basis by the Partnership after the date of the indenture.

“Exchange Notes” means the notes issued in an Exchange Offer pursuant to the indenture. Such term includes the new notes.

“Exchange Offer” has the meaning set forth for such term in the applicable registration rights agreement.

“Existing Indebtedness” means all Indebtedness of the Partnership and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Partnership in the case of amounts of $25.0 million or more and otherwise by an Officer of the Partnership (unless otherwise provided in the indenture), any such determination being conclusive for all purposes under the indenture.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such determination will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such Credit Facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the date of such determination). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Obligation applicable to such Indebtedness, but if the remaining term of such interest Hedging Obligation is less than twelve months, then such interest Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such option rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as such Person may designate. Interest on any Indebtedness under a revolving Credit Facility will be calculated based upon the average daily balance of such Indebtedness during the applicable period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions or Investments that have been made, or contributions received, by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions or Investments or contributions of assets used or useful in the Oil and Gas Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such four-quarter reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses or Investments (or ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses or Investments (or ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is to be a Restricted Subsidiary of the specified Person immediately following the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period;

(5)	any Person that is not to be a Restricted Subsidiary of the specified Person immediately following the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period;

(6)	interest income reasonably anticipated by such Person to be received during the applicable four-quarter reference period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included;

(7)	if, since the beginning of such four-quarter reference period, any Person (that subsequently became a Restricted Subsidiary or was merged or consolidated with or into such Person or any of its Restricted Subsidiaries since the beginning of such four-quarter reference period) disposed of any operations or businesses or Investments (or ownership interests therein) or made any acquisition or Investment or received any contribution that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by such Person or any of its Restricted Subsidiaries during such four-quarter reference period, Consolidated Cash Flow and Fixed Charges for such period will be calculated after giving pro forma effect thereto as if such disposition or acquisition, contribution or Investment had occurred on the first day of such four-quarter reference period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Partnership, which determination shall be conclusive for all purposes under the indenture; provided that such Officer may in such Officer’s discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow or Fixed Charges, including any pro forma expense and cost reductions or synergies that have occurred or are reasonably expected to occur within the 12 months immediately following the Calculation Date (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense (less interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest on Indebtedness of another Person (other than Non-Recourse Debt of any Unrestricted Subsidiary or Joint Venture) that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Preferred Stock of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Partnership that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time. All ratio computations based on GAAP contained in the indenture will be computed in conformity with GAAP.

“General Partner” means Memorial Production Partners GP LLC, a Delaware limited liability company, and its successors and permitted assigns under the Partnership Agreement as general partner of the Partnership.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means any Subsidiary of the Partnership that Guarantees the Notes in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any (a) Interest Rate Agreement and (b) Oil and Gas Hedging Contract.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and Trade Payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	(a) evidenced by bonds, notes, debentures or similar instruments or (b) constituting letters of credit (or reimbursement agreements in respect thereof) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2)(a), (3), (4) or (6) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(3)	in respect of bankers’ acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership that is a Joint Venture;

(2)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and

(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)	the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)	if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

Notwithstanding the foregoing, the following shall not in any event constitute “Indebtedness”:

(1)	any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(2)	any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligations, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(3)	any unrealized losses or charges in respect of Interest Rate Agreements or Oil and Gas Hedging Contracts (including those resulting from the application of FAS 133);

(4)	all contracts and other obligations, agreements, instruments or arrangements described in clauses (10), (20), (21), (24) and (29) of the definition of “Permitted Liens”; and

(5)	Cash Management Obligations.

“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Partnership or any of its Restricted Subsidiaries against fluctuations in interest rates and is not for speculative purposes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions, and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding, in each case, (1) commission, travel and similar advances to officers and employees made in the ordinary course of business, (2) any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law and (3) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender, prepaid expenses or deposits and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices). If the Partnership or any Restricted Subsidiary of the Partnership sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Partnership such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Partnership (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Partnership will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Partnership’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Partnership or any Restricted Subsidiary of the Partnership of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Partnership or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Partnership in which the Partnership or any of its Restricted Subsidiaries makes any Investment.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of Houston, Texas or the City of New York, New York are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Measurement Date” means March 1, 2013.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the ratings business thereof.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Partnership or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash or Cash Equivalents for purposes of the “Asset Sales” provisions of the indenture), net of (i) the costs relating to such Asset Sale, including, without limitation, legal, title and recording expenses, accounting and investment banking fees, and sales commissions, (ii) distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, (iii) any relocation expenses and severance and associated costs, expenses and charges of personnel relating to the assets subject to or incurred as a result of the Asset Sale, (iv) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (v) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness under a Credit Facility that is secured by a Lien on the asset or assets that were the subject of such Asset Sale), and (vi) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under the indenture and the new notes, as provided in the indenture.

“new notes” means the notes issued in an Exchange Offer pursuant to the indenture.

“NGP Energy Capital Management” means NGP Energy Capital Management, L.L.C., a Texas limited liability company, and its successors.

“Non-Recourse Debt” means, with respect to Indebtedness of any Unrestricted Subsidiary or Joint Venture, Indebtedness:

(1)	as to which neither the Partnership nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions and except by the pledge of (or a Guaranty limited in recourse solely to) the Equity Interests of such Unrestricted Subsidiary or Joint Venture; and

(2)	as to which the lenders will not have any recourse to the Capital Stock or assets of the Partnership or any of its Restricted Subsidiaries (other than the Equity Interests of such Unrestricted Subsidiary or Joint Venture), except for Customary Recourse Exceptions.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under the indenture and the notes, as provided in the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person (or, if such Person is a limited partnership, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person’s general partner).

“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that, as determined in good faith by the Partnership, arises from, relates to or is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be purchased, used, produced, processed or sold by the Partnership or any of its Restricted Subsidiary that are customary in the Oil and Gas Business and designed to protect against price risks, basis risks or other risks encountered in the Oil and Gas Business and not for speculative purposes.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Omnibus Agreement” means the Omnibus Agreement, dated as of December 14, 2011, among the Partnership, the General Partner and Memorial Resource Development LLC, a Delaware limited liability company, as the same may be further amended or supplemented from time to time.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 14, 2011, as the same may be amended or supplemented from time to time.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock or Preferred Stock of the Partnership or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock or Preferred Stock was Indebtedness or Disqualified Stock or Preferred Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Partnership or (b) such Person was merged or consolidated with or into the Partnership or any of its Restricted Subsidiaries, provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Partnership or any of its Restricted Subsidiaries, as applicable, either of:

(1)	immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Partnership or such Person (if the Partnership is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; or

(2)

immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed

Charge Coverage Ratio of the Partnership or such Person (if the Partnership is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Partnership immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, or of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and natural gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems, (ii) entry into and Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar or customary agreements, (iii) working interests, royalty interests, mineral leases, production sharing agreements, production sales and marketing agreements, oil or gas leases, overriding royalty agreements, net profits agreements, production payment agreements or royalty trust agreements, (iv) Investments of operating funds on behalf of co-owners of properties used in the Oil and Gas Business of the Partnership or its Restricted Subsidiaries pursuant to joint operating agreements, and (v) direct or indirect ownership interests in drilling rigs, fracturing units and other related equipment.

“Permitted Holders” means each of (i) NGP Energy Capital Management, Natural Gas Partners VIII, L.P., Natural Gas Partners IX, L.P. and NGP IX Offshore Holdings, L.P., (ii) any affiliated funds or investment vehicles managed by any of the persons described in clause (i) above, and any general partner, managing member, principal or managing director of any of the persons described in clause (i) above, (iii) Memorial Resource Development LLC or its successors (“MRD”), (iv) any Person who Beneficially Owns more than 50% of the Voting Stock of MRD or who Beneficially Owns sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, (v) any Subsidiary of any entity specified in either clause (iii) or (iv) above and (vi) the Partnership or any of its Restricted Subsidiaries.

“Permitted Investments” means:

(1)	any Investment in the Partnership (including, without limitation, through the purchase of any notes) or in a Restricted Subsidiary of the Partnership;

(2)	any Investment in cash and Cash Equivalents;

(3)	any Investment by the Partnership or any Restricted Subsidiary of the Partnership in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Partnership; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Partnership or a Restricted Subsidiary of the Partnership;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” including pursuant to an Asset Swap;

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of, or with or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of the Partnership in respect of, or (b) sale (other than to a Restricted Subsidiary) of, Equity Interests (other than Disqualified Stock) of the Partnership;

(6)	any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Partnership or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7)	Investments represented by Hedging Obligations;

(8)	Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other deposits made in the ordinary course of business by the Partnership or any of its Restricted Subsidiaries;

(9)	relocation allowances for, and loans or advances to, officers, directors or employees made in the ordinary course of business of the Partnership or any Restricted Subsidiary of the Partnership;

(10)	repurchases of the notes or Note Guarantees;

(11)	any Guarantee of Indebtedness permitted to be incurred by the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” other than a Guarantee of Indebtedness of an Affiliate of the Partnership that is not a Restricted Subsidiary of the Partnership;

(12)	any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(13)	Investments acquired after the date of the indenture as a result of the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of another Person, including by way of a merger or consolidation with or into the Partnership or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(14)	Permitted Business Investments;

(15)	Investments received as a result of a foreclosure by, or other transfer of title to, the Partnership or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(16)	receivables owing to the Partnership or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Partnership or any such Restricted Subsidiary deems reasonable under the circumstances;

(17)	professional or advisory, administrative, management, treasury or similar services, indemnification, insurance, officers’ and directors’ fees and expenses, registration fees and other like expenses paid or provided for the benefit of any Joint Venture or Unrestricted Subsidiary pursuant to arrangements not involving the incurrence of Indebtedness that comply with the covenant described under the caption “—Certain Covenants—Transactions with Affiliates”;

(18)	Investments consisting of Oil and Gas Hedging Contracts or Interest Rate Agreements otherwise not prohibited under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(19)	Guarantees or other Investments arising from the incurrence of Indebtedness by the Partnership or any Restricted Subsidiary with respect to Indebtedness of any Unrestricted Subsidiary or Joint Venture permitted under clause (14) of the covenant described above under the caption “—Certain Covenants —Incurrence of Indebtedness and Issuance of Preferred Stock”;

(20)	Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(21)	advances and prepayments for asset purchases in the ordinary course of business in the Oil and Gas Business of the Partnership or any Restricted Subsidiary; and

(22)	any Investment in any Person having an aggregate Fair Market Value (measured on the date such Investment was made and without giving effect to subsequent changes in value) that, when taken together with the Fair Market Value (as so measured) of all other Investments made pursuant to this clause (22) that are at the time outstanding, that does not exceed the greater of (a) $50.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets determined at the time such Investment is made; provided, however, that if any Investment pursuant to this clause (22) is made in any Person that is not a Restricted Subsidiary of the Partnership at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Partnership after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (22) for so long as such Person continues to be a Restricted Subsidiary of the Partnership (unless the Partnership otherwise classifies such Investment in compliance with the indenture).

With respect to any Investment, the Partnership may, in its sole discretion, classify all or any portion of any Investment in one or more of the above clauses so that the entire Investment is a Permitted Investment.

“Permitted Liens” means:

(1)	Liens on assets of the Issuers or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of the indenture to be incurred pursuant to the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	Liens in favor of the Partnership or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Partnership or is merged with or into or consolidated with the Partnership or any Restricted Subsidiary of the Partnership; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Partnership or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Partnership or is merged with or into or consolidated with the Partnership or any Restricted Subsidiary of the Partnership;

(4)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Partnership or any Subsidiary of the Partnership; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(5)	pledges or deposits or other Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation, unemployment and similar obligations, bid, leases (including, without limitation, statutory and common law landlord’s liens), government contracts, plugging and abandonment obligations and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6)	Liens on any asset or property acquired, designed, constructed, installed, developed, repaired or improved by the Partnership or any of its Restricted Subsidiaries; provided that (a) such Liens are in favor of the seller or other transferor of such asset or property, in favor of the Person or Persons designing, constructing, installing, developing, repairing or improving such asset or property, or in favor of the Person or Persons that provided the funding for the acquisition, design, construction, installation, development, repair or improvement cost, as the case may be, of such asset or property, (b) such Liens are created no later than 360 days after the acquisition, design, construction, installation, development, repair or improvement, (c) the aggregate principal amount of the Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the greater of (i) the cost of the asset or property so acquired, designed, constructed, installed, developed, repaired or improved plus related financing costs and (ii) the fair market value of the asset or property so acquired, designed, constructed, installed, developed, repaired or improved, measured at the date of such acquisition, or the date of completion of such design, construction, installation, development, repair or improvement plus related financing costs, and (d) such Liens are limited to the asset or property so acquired, designed, constructed, installed, developed, repaired or improved (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof));

(7)	Liens existing on the date of the indenture;

(8)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees) or to secure other obligations under the indenture;

(9)	Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Partnership or any Restricted Subsidiary of the Partnership to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10)	Liens on pipelines or pipeline facilities that arise by operation of law;

(11)	Liens reserved in oil and natural gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(12)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)	the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness exchanged, renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such exchange, renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(14)	filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(15)	bankers’ Liens, rights of setoff, rights of revocation, refund or chargeback with respect to money or instruments of the Partnership or any Restricted Subsidiary, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18)	grants of software and other technology licenses in the ordinary course of business;

(19)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20)	Liens in respect of Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(21)	Liens arising under oil and natural gas leases or subleases, overriding royalty interests, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Partnership or a Restricted Subsidiary, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(22)	Liens to secure performance of Hedging Obligations of the Partnership or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(23)	Liens securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Partnership or the Restricted Subsidiaries; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Partnership or a Restricted Subsidiary;

(24)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Partnership or the Restricted Subsidiaries;

(25)	Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(26)	any Lien arising by reason of:

(a)	taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor,

(b)	good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness),

(c)	survey exceptions, zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Partnership or the Restricted Subsidiaries or the value of such property for the purpose of such business,

(d)	operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business , to the extent such Liens relate only to the tangible property of the lessee which is located on such property, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof, or

(e)	normal depository or cash-management arrangements with banks;

(27)	Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for development shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests);

(28)	Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

(29)	Liens on, or related to, properties and assets of the Partnership and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, gathering, marketing, refining or storage, plugging, abandonment or operation thereof;

(30)	any Lien incurred by the Partnership or any Restricted Subsidiary of the Partnership with respect to Indebtedness in aggregate principal amount that, when taken together with the aggregate principal amount of all other Indebtedness secured by Liens incurred pursuant to this clause (30) then outstanding, does not exceed the greater of (a) $25.0 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets determined at the time such Lien is incurred; and

(31)	any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (30) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets shall also include any Lien on all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness or Disqualified Stock or Preferred Stock of the Partnership or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness or Disqualified Stock or Preferred Stock of the Partnership or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness or Disqualified Stock or Preferred Stock exchanged, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and all accrued dividends on the Disqualified Stock or Preferred Stock and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date that is (a) no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock or Preferred Stock being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

(3)	if the Indebtedness being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of notes as those contained in the documentation governing (or shall be Capital Stock of the obligor on) the Indebtedness being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged, as determined in good faith by the Partnership;

(4)	such Indebtedness is not incurred (other than by way of a Guarantee) by a Restricted Subsidiary of the Partnership (other than Finance Corp.) if the Partnership is the issuer or other primary obligor on the Indebtedness being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged;

(5)	if any Preferred Stock being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged was Disqualified Stock of the Partnership, the Permitted Refinancing Indebtedness shall be Disqualified Stock of the Partnership; and

(6)	if any Preferred Stock being exchanged, renewed, refunded, refinanced, replaced, defeased or discharged was Preferred Stock of a Restricted Subsidiary, the Permitted Refinancing Indebtedness shall be Preferred Stock of such Restricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of the indenture.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Partnership or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Partnership or any of its Restricted Subsidiaries.

“Reporting Default” means a Default described in clause (4) under “—Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services and any successor to the ratings business thereof.

“SEC” means the Securities and Exchange Commission.

“Senior Debt” means

(1)	all Indebtedness of the Partnership or any of its Restricted Subsidiaries outstanding under Credit Facilities and all obligations under Hedging Obligations with respect thereto;

(2)	any other Indebtedness of the Partnership or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Note Guarantee; and

(3)	all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(1)	any intercompany Indebtedness of the Partnership or any of its Restricted Subsidiaries to the Partnership or any of its Affiliates; or

(2)	any Indebtedness that is incurred in violation of the indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Partnership or any of its Restricted Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Sharing Agreement” means the Tax Sharing Agreement, dated as of December 14, 2011, between the Partnership and Memorial Resource Development LLC, a Delaware limited liability company, as the same may be further amended or supplemented from time to time.

“Trade Payables” means, as to any Person, (a) accounts payable or other obligations of such Person created or assumed by such Person in the ordinary course of business in connection with the obtaining of goods or services and (b) obligations arising under contracts for the exploration, development, drilling, completion and plugging and abandonment of wells or for the construction, repair or maintenance of related infrastructure or facilities.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2017; provided, however, that if the period from the redemption date to May 1, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Partnership will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of the Partnership (excluding Finance Corp. but including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated (or deemed designated) by the Partnership’s Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Partnership or any of its Restricted Subsidiaries (other than any Guarantee of the notes or the Note Guarantees or any Indebtedness that would be released upon such designation);

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Partnership or any Restricted Subsidiary of the Partnership unless the terms of any such agreement, contract, arrangement or understanding, together with the terms of all other agreements, contracts, arrangements and understandings with such Unrestricted Subsidiary, taken as a whole, are no less favorable to the Partnership or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Partnership, as determined in good faith by the Partnership;

(3)	is a Person with respect to which neither the Partnership nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not Guaranteed or otherwise become an obligor on any Indebtedness of the Partnership or any of its Restricted Subsidiaries, except to the extent such Guarantee or obligation would be released upon such designation and except for (x) any Non-Recourse Debt with respect to which the Partnership or any Restricted Subsidiary has pledged (or provided a Guaranty limited in recourse solely to) Equity Interests in such Subsidiary or (y) any Guarantee of the notes and the Note Guarantees, except, in the case of (1), (2), (3) or (4), for any such Indebtedness that is subject to a Guarantee by or other obligation of, or any agreement, contract, arrangement or understanding with, or any equity subscription or credit support obligation of, the Partnership or Restricted Subsidiary that constitutes an Investment in such Subsidiary that has been effected as a Restricted Payment, Permitted Payment or Permitted Investment that complies with the covenant described above under the caption “Certain Covenants—Restricted Payments”

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness (or Disqualified Stock or Preferred Stock) at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or (with respect to Preferred Stock) redemption or similar payment, including payment at final maturity, in respect of the Indebtedness (or Disqualified Stock or Preferred Stock), by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness (or Disqualified Stock or Preferred Stock).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Partnership or another Wholly Owned Restricted Subsidiary.

PLAN OF DISTRIBUTION

You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business;

•

you are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes, where such old notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering—Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. Furthermore, we agree to amend or supplement this prospectus during such period, if so requested, in order to expedite or facilitate the disposition of any new notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s basis and holding period in the new note will be the same as its basis and holding period in the corresponding old note immediately before the exchange.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, and certain matters of Colorado law will be passed upon by Faegre Baker Daniels LLP.

EXPERTS

The consolidated and combined balance sheets of Memorial Production Partners LP as of December 31, 2013 and 2012, and the related consolidated and combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein from the Annual Report on Form 10-K for the year ended December 31, 2013 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

The audit report on the consolidated and combined financial statements of Memorial Production Partners LP as of December 31, 2013 and 2012 and each of the years in the three-year period ended December 31, 2013 refers to the change in reporting entity related to transactions with entities under common control.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2013, contains an explanatory paragraph that states that the assets and operations related to the October 1, 2013 Cinco Acquisition were excluded from the assessment of internal control over financial reporting.

Estimated quantities of our proved oil and natural gas reserves and the net present value of such reserves as of December 31, 2013, December 31, 2012 and December 31, 2011 incorporated by reference in this prospectus supplement are based in part on reserve reports prepared by Netherland, Sewell & Associates, Inc. and in part on a reserve report prepared by us and audited by Netherland, Sewell & Associates, Inc. These estimates are included and incorporated herein in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports with and furnish other information to the SEC. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on their public reference room. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. Our website is located at http://www.memorialpp.com, and we make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus. You may also request a copy of these filings at no cost, by writing or telephoning us at the following address: 1301 McKinney, Suite 2100, Houston, Texas 77010, (713) 588-8300.

The SEC allows us to “incorporate by reference” certain information we file with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus by referring to those documents. The information incorporated by reference is an important part of this prospectus. Information we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

We incorporate by reference the documents listed below (excluding information deemed to be furnished and not filed with the SEC):

•	Annual Report on Form 10-K for the year ended December 31, 2013;

•	Current Reports on Form 8-K filed on February 3, 2014 and March 5, 2014.

In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

LETTER OF TRANSMITTAL

TO TENDER

Old 7 5/8% Senior Notes due 2021

OF

MEMORIAL PRODUCTION PARTNERS LP

and

MEMORIAL PRODUCTION FINANCE CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED MARCH     , 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL     , 2014 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS2N

60 Livingston Avenue

St. Paul, MN 55107

Attn: Specialized Finance

(651) 466-5129

(651) 466-7372 (fax)

If you wish to exchange old 7 5/8% Senior Notes due 2021 for an equal aggregate principal amount at maturity of new 7 5/8% Senior Notes due 2021 pursuant to the exchange offer, you must validly tender (and not validly withdraw) old notes to the exchange agent prior to the expiration date.

The undersigned hereby acknowledges receipt and review of the Prospectus, dated March     , 2014 (the “Prospectus”), of Memorial Production Partners LP and Memorial Production Finance Corporation (collectively, the “Issuers”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuers’ offer (the “Exchange Offer”) to exchange their issued and outstanding 7 5/8% Senior Notes due 2021 (the “old notes”) for a like principal amount of their 7 5/8% Senior Notes due 2021 (the “new notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of old notes.

3. You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuers as to the terms and conditions set forth in the Prospectus.

4. By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

5. By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

(b) you are not participating, or intend to participate, in the distribution of the new notes;

(c) you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(d) you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers; and

(e) if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the registration rights agreement, dated as of October 10, 2013, by and among the Issuers, the guarantors party thereto and Wells Fargo Securities, LLC, as representative of the Initial Purchasers (as defined therein) ( the “Registration Rights Agreement”). Such election may be made by notifying the Issuer in writing at 1301 McKinney, Suite 2100, Houston, Texas 77010; Attn: Kyle N. Roane, General Counsel. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuers, the guarantors, and their respective directors, each of the officers of the Issuers and the guarantors who signs such shelf registration statement, and each person who controls the Issuers or any of the guarantors, within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

6. If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7. If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy, and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders.

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions

The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.	Requests for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Memorial Production Partners LP

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance covering liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

We and our general partner have entered into indemnification agreements with our directors which generally indemnify our directors to the fullest extent permitted by law. Our general partner maintains director and officer liability insurance for the benefit of its directors and officers.

Under the omnibus agreement, we have agreed to indemnify Memorial Resource for all claims, losses and expenses attributable to the post-closing operations of the properties contributed to us in connection with the closing of our initial public offering, to the extent that such losses are not subject to Memorial Resource’s indemnification obligations.

Memorial Production Finance Corporation

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Also, the bylaws of Memorial Production Finance Corporation provide for the indemnification of directors and officers of the company and such directors and officers who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

Subsidiary Guarantor Registrants

Memorial Production Operating LLC, Columbus Energy, LLC, WHT Energy Partners LLC, WHT Carthage LLC, Rise Energy Operating, LLC, Rise Energy Minerals, LLC, Rise Energy Beta, LLC and Memorial Energy Services LLC (collectively, the “Delaware subsidiary guarantor registrants”) are all Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware subsidiary guarantor registrant provides for the indemnification of its member, officers and managers to the fullest extent permitted by Delaware law against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which such person may be involved, or is threatened to be involved, as a party or otherwise, arising out of any act or omission of any of such person in connection with the operations of the company, unless such act or omission was committed in bad faith or was the result of active and deliberate dishonesty, such person did not reasonably believe that such person was acting in the best interests of the company, such person actually received an improper personal benefit in money, property or services, or in the case of a criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

Memorial Midstream LLC is a Texas limited liability company. Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may indemnify a person, pay in advance or reimburse expenses incurred by a person and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. The amended and restated limited liability company agreement of Memorial Midstream LLC provides for the indemnification of its member and officers to the fullest extent permitted by Texas law against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of Memorial Midstream LLC in which such person may be involved, or threatened to be involved, as a party or otherwise, arising out of any act or omission of any of such person in connection with the operations of the company, unless such act or omission was committed in bad faith or was the result of active and deliberate dishonesty, such person did not reasonably believe that such person was acting in the best interests of the company, such person actually received an improper personal benefit in money, property or services, or in the case of a criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

Prospect Energy, LLC is a Colorado limited liability company. Section 7-80-407 of the Colorado Limited Liability Company Act provides that a Colorado limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company. The amended and restated operating agreement of Prospect Energy, LLC provides for the indemnification of its member and officers to the fullest extent permitted by Colorado law against (and the advancement of expenses relating to) any and all losses, claims, damages, judgments, liabilities, obligations, penalties, settlements and reasonable expenses (including legal fees) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such person may be involved by reason of the fact that such person is or was an officer or member of Prospect Energy, LLC, unless the act or failure to act giving rise to such indemnity was performed or omitted fraudulently or constituted gross negligence or willful misconduct. Prospect Energy, LLC may purchase and maintain insurance on behalf of the member and such other persons as the member shall determine against any liability that may be asserted against, or expense that may be incurred by, such person in connection with Prospect Energy, LLC’s activities, regardless of whether Prospect Energy, LLC would have the obligation to indemnify such person against such liability under the provisions of the amended and restated operating agreement.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description

3.1	—	Certificate of Limited Partnership of Memorial Production Partners LP (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 (File No. 333-175090) filed on June 23, 2011)

3.2	—	First Amended and Restated Agreement of Limited Partnership of Memorial Production Partners LP (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (File No. 001-35364) filed on December 15, 2011)

3.3	—	Certificate of Formation of Memorial Production Partners GP LLC (incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-1 (File No. 333-175090) filed on June 23, 2011)

3.4	—	Second Amended and Restated Limited Liability Company Agreement of Memorial Production Partners GP LLC (incorporated by reference to Exhibit 3.4 to Annual Report on Form 10-K (File No. 001-35364) filed on March 7, 2014)

3.5	—	Certificate of Incorporation of Memorial Production Finance Corporation (incorporated by reference to Exhibit 4.7 to Registration Statement on Form S-3 (File No. 333-187055) filed on March 5, 2013)

3.6	—	Bylaws of Memorial Production Finance Corporation (incorporated by reference to Exhibit 4.8 to Registration Statement on Form S-3 (File No. 333-187055) filed on March 5, 2013)

4.1	—	Indenture, dated April 17, 2013, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 001-35364) filed on April 17, 2013)

4.2	—	First Supplemental Indenture, dated October 7, 2013, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to Quarterly Report on Form 10-Q (File No. 001-35364) filed on November 7, 2013)

Exhibit Number	Description

4.3	—	Registration Rights Agreement, dated October 10, 2013, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein, and Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 001-35364) filed on October 10, 2013)

5.1**	—	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered

5.2**	—	Opinion of Faegre Baker Daniels LLP concerning certain matters of Colorado law

12.1*	—	Computation of Ratio of Earnings to Fixed Charges

23.1*	—	Consent of KPMG LLP

23.2*	—	Consent of Netherland, Sewell & Associates, Inc.

23.3**	—	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 hereto)

24.1**	—	Powers of Attorney (included on the signature page to this registration statement)

25.1**	—	Statement of Eligibility on Form T-1 of U.S. Bank National Association

*	Filed herewith.
**	Previously filed.

(b) Financial Statement Schedules.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2014.

MEMORIAL PRODUCTION PARTNERS LP

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ John A. Weinzierl
John A. Weinzierl
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates presented.

Signature	Title	Date
/s/ John A. Weinzierl John A. Weinzierl	Chief Executive Officer and Chairman (Principal Executive Officer)	March 10, 2014

/s/ Andrew J. Cozby Andrew J. Cozby	Vice President and Chief Financial Officer (Principal Financial Officer)	March 10, 2014

/s/ Patrick T. Nguyen Patrick T. Nguyen	Chief Accounting Officer (Principal Accounting Officer)	March 10, 2014

* Jonathan M. Clarkson	Director	March 10, 2014

* Scott A. Gieselman	Director	March 10, 2014

* Kenneth A. Hersh	Director	March 10, 2014

/s/ P. Michael Highum P. Michael Highum	Director	March 10, 2014

* Robert A. Innamorati	Director	March 10, 2014

* Tony R. Weber	Director	March 10, 2014

*By:	/s/ Kyle N. Roane
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2014.

MEMORIAL PRODUCTION FINANCE CORPORATION

By:	/s/ John A. Weinzierl
John A. Weinzierl
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates presented.

Signature	Title	Date
/s/ John A. Weinzierl John A. Weinzierl	Chief Executive Officer and Chairman (Principal Executive Officer)	March 10, 2014

/s/ Andrew J. Cozby Andrew J. Cozby	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	March 10, 2014

/s/ Patrick T. Nguyen Patrick T. Nguyen	Chief Accounting Officer and Director (Principal Accounting Officer)	March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2014.

MEMORIAL PRODUCTION OPERATING LLC

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ John A. Weinzierl
John A. Weinzierl
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates presented.

Signature	Title**	Date
/s/ John A. Weinzierl John A. Weinzierl	Chief Executive Officer and Chairman (Principal Executive Officer)	March 10, 2014

/s/ Andrew J. Cozby Andrew J. Cozby	Vice President and Chief Financial Officer (Principal Financial Officer)	March 10, 2014

/s/ Patrick T. Nguyen Patrick T. Nguyen	Chief Accounting Officer (Principal Accounting Officer)	March 10, 2014

* Jonathan M. Clarkson	Director	March 10, 2014

* Scott A. Gieselman	Director	March 10, 2014

* Kenneth A. Hersh	Director	March 10, 2014

/s/ P. Michael Highum P. Michael Highum	Director	March 10, 2014

* Robert A. Innamorati	Director	March 10, 2014

Signature	Title**	Date

* Tony R. Weber	Director	March 10, 2014

*By:	/s/ Kyle N. Roane
Attorney-in-Fact

**	With Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP, the sole member of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2014.

COLUMBUS ENERGY, LLC
WHT ENERGY PARTNERS LLC
RISE ENERGY OPERATING, LLC
MEMORIAL ENERGY SERVICES LLC
MEMORIAL MIDSTREAM LLC
PROSPECT ENERGY, LLC

By:	Memorial Production Operating LLC, its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ John A. Weinzierl
John A. Weinzierl
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates presented.

Signature	Title**	Date
/s/ John A. Weinzierl John A. Weinzierl	Chief Executive Officer and Chairman (Principal Executive Officer)	March 10, 2014

/s/ Andrew J. Cozby Andrew J. Cozby	Vice President and Chief Financial Officer (Principal Financial Officer)	March 10, 2014

/s/ Patrick T. Nguyen Patrick T. Nguyen	Chief Accounting Officer (Principal Accounting Officer)	March 10, 2014

* Jonathan M. Clarkson	Director	March 10, 2014

* Scott A. Gieselman	Director	March 10, 2014

* Kenneth A. Hersh	Director	March 10, 2014

/s/ P. Michael Highum P. Michael Highum	Director	March 10, 2014

Signature	Title**	Date

* Robert A. Innamorati	Director	March 10, 2014

* Tony R. Weber	Director	March 10, 2014

*By:	/s/ Kyle N. Roane Attorney-in-Fact

**	With Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP, the sole member of Memorial Production Operating LLC, the sole member of the Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2014.

WHT CARTHAGE LLC

By:	WHT Energy Partners LLC, its sole member

By:	Memorial Production Operating LLC, its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ John A. Weinzierl
John A. Weinzierl
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates presented.

Signature	Title**	Date
/s/ John A. Weinzierl John A. Weinzierl	Chief Executive Officer and Chairman (Principal Executive Officer)	March 10, 2014

/s/ Andrew J. Cozby Andrew J. Cozby	Vice President and Chief Financial Officer (Principal Financial Officer)	March 10, 2014

/s/ Patrick T. Nguyen Patrick T. Nguyen	Chief Accounting Officer (Principal Accounting Officer)	March 10, 2014

* Jonathan M. Clarkson	Director	March 10, 2014

* Scott A. Gieselman	Director	March 10, 2014

* Kenneth A. Hersh	Director	March 10, 2014

/s/ P. Michael Highum P. Michael Highum	Director	March 10, 2014

Signature	Title**	Date

* Robert A. Innamorati	Director	March 10, 2014

* Tony R. Weber	Director	March 10, 2014

*By:	/s/ Kyle N. Roane
Attorney-in-Fact

**	With Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP, the sole member of Memorial Production Operating LLC, the sole member of WHT Energy Partners LLC, the sole member of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 10, 2014.

RISE ENERGY MINERALS, LLC
RISE ENERGY BETA, LLC

By:	Rise Energy Operating, LLC, its sole member

By:	Memorial Production Operating LLC, its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ John A. Weinzierl
John A. Weinzierl
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates presented.

Signature	Title**	Date
/s/ John A. Weinzierl John A. Weinzierl	Chief Executive Officer and Chairman (Principal Executive Officer)	March 10, 2014

/s/ Andrew J. Cozby Andrew J. Cozby	Vice President and Chief Financial Officer (Principal Financial Officer)	March 10, 2014

/s/ Patrick T. Nguyen Patrick T. Nguyen	Chief Accounting Officer (Principal Accounting Officer)	March 10, 2014

* Jonathan M. Clarkson	Director	March 10, 2014

* Scott A. Gieselman	Director	March 10, 2014

* Kenneth A. Hersh	Director	March 10, 2014

/s/ P. Michael Highum P. Michael Highum	Director	March 10, 2014

Signature	Title**	Date

* Robert A. Innamorati	Director	March 10, 2014

* Tony R. Weber	Director	March 10, 2014

*By:	/s/ Kyle N. Roane
Attorney-in-Fact

**	With Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP, the sole member of Memorial Production Operating LLC, the sole member of Rise Energy Operating, LLC, the sole member of the Registrant.

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	—	Certificate of Limited Partnership of Memorial Production Partners LP (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 (File No. 333-175090) filed on June 23, 2011)

3.2	—	First Amended and Restated Agreement of Limited Partnership of Memorial Production Partners LP (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (File No. 001-35364) filed on December 15, 2011)

3.3	—	Certificate of Formation of Memorial Production Partners GP LLC (incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-1 (File No. 333-175090) filed on June 23, 2011)

3.4	—	Second Amended and Restated Limited Liability Company Agreement of Memorial Production Partners GP LLC (incorporated by reference to Exhibit 3.4 to Annual Report on Form 10-K (File No. 001-35364) filed on March 7, 2014)

3.5	—	Certificate of Incorporation of Memorial Production Finance Corporation (incorporated by reference to Exhibit 4.7 to Registration Statement on Form S-3 (File No. 333-187055) filed on March 5, 2013)

3.6	—	Bylaws of Memorial Production Finance Corporation (incorporated by reference to Exhibit 4.8 to Registration Statement on Form S-3 (File No. 333-187055) filed on March 5, 2013)

4.1	—	Indenture, dated April 17, 2013, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 001-35364) filed on April 17, 2013)

4.2	—	First Supplemental Indenture, dated October 7, 2013, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to Quarterly Report on Form 10-Q (File No. 001-35364) filed on November 7, 2013)

4.3	—	Registration Rights Agreement, dated October 10, 2013, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein, and Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 001-35364) filed on October 10, 2013)

5.1**	—	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered

5.2**	—	Opinion of Faegre Baker Daniels LLP concerning certain matters of Colorado law

12.1*	—	Computation of Ratio of Earnings to Fixed Charges

23.1*	—	Consent of KPMG LLP

23.2*	—	Consent of Netherland, Sewell & Associates, Inc.

23.11**	—	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 hereto)

24.1**	—	Powers of Attorney (included on the signature page to this registration statement)

25.1**	—	Statement of Eligibility on Form T-1 of U.S. Bank National Association

*	Filed herewith.

**	Previously filed.